Exhibit 99.2
PURCHASE AND ASSUMPTION AGREEMENT
WHOLE BANK
ALL DEPOSITS
AMONG
FEDERAL DEPOSIT INSURANCE CORPORATION,
RECEIVER OF SONOMA VALLEY BANK,
FEDERAL DEPOSIT INSURANCE CORPORATION
and
WESTAMERICA BANK,
SAN RAFAEL, CALIFORNIA
DATED AS OF
August 20, 2010

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	5

ARTICLE II ASSUMPTION OF LIABILITIES	12

2.1 Liabilities Assumed by Assuming Institution	12
2.2 Interest on Deposit Liabilities	13
2.3 Unclaimed Deposits	14
2.4 Employee Benefit Plans	14

ARTICLE III PURCHASE OF ASSETS	14

3.1 Assets Purchased by Assuming Institution	14
3.2 Asset Purchase Price	15
3.3 Manner of Conveyance; Limited Warranty; Nonrecourse; Etc.	15
3.4 Puts of Assets to the Receiver	16
3.5 Assets Not Purchased by Assuming Institution	18
3.6 Assets Essential to Receiver	19

ARTICLE IV ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS	20

4.1 Continuation of Banking Business	20
4.2 Agreement with Respect to Credit Card Business	21
4.3 Agreement with Respect to Safe Deposit Business	21
4.4 Agreement with Respect to Safekeeping Business	21
4.5 Agreement with Respect to Trust Business	21
4.6 Agreement with Respect to Bank Premises	22
4.7 Agreement with Respect to Leased Data Processing Equipment	26
4.8 Agreement with Respect to Certain Existing Agreements	27
4.9 Informational Tax Reporting	27
4.10 Insurance	27
4.11 Office Space for Receiver and Corporation	28
4.12 Agreement with Respect to Continuation of Group Health Plan Coverage for Former Employees	29
4.13 Agreement with Respect to Interim Asset Servicing	29

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ARTICLE V DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK	30

5.1 Payment of Checks, Drafts and Orders	30
5.2 Certain Agreements Related to Deposits	30
5.3 Notice to Depositors	30

ARTICLE VI RECORDS	31

6.1 Transfer of Records	31
6.2 Delivery of Assigned Records	31
6.3 Preservation of Records	31
6.4 Access to Records; Copies	31

ARTICLE VII BID; INITIAL PAYMENT	32

ARTICLE VIII ADJUSTMENTS	32

8.1 Pro Forma Statement	32
8.2 Correction of Errors and Omissions; Other Liabilities	33
8.3 Payments	33
8.4 Interest	33
8.5 Subsequent Adjustments	33

ARTICLE IX CONTINUING COOPERATION	34

9.1 General Matters	34
9.2 Additional Title Documents	34
9.3 Claims and Suits	34
9.4 Payment of Deposits	34
9.5 Withheld Payments	35
9.6 Proceedings with Respect to Certain Assets and Liabilities	35
9.7 Information	35

ARTICLE X CONDITION PRECEDENT	36

ARTICLE XI REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION	36

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ARTICLE XII INDEMNIFICATION	37

12.1 Indemnification of Indemnitees	37
12.2 Conditions Precedent to Indemnification	40
12.3 No Additional Warranty	41
12.4 Indemnification of Corporation and Receiver	41
12.5 Obligations Supplemental	42
12.6 Criminal Claims	42
12.7 Limited Guaranty of the Corporation	42
12.8 Subrogation	42

ARTICLE XIII MISCELLANEOUS	43

13.1 Entire Agreement	43
13.2 Headings	43
13.3 Counterparts	43
13.4 Governing Law	43
13.5 Successors	43
13.6 Modification; Assignment	43
13.7 Notice	43
13.8 Manner of Payment	44
13.9 Costs, Fees and Expenses	44
13.10 Waiver	45
13.11 Severability	45
13.12 Term of Agreement	45
13.13 Survival of Covenants, Etc.	45

SCHEDULES

2.1(a) Excluded Deposit Liability Accounts	47
3.2 Purchase Price of Assets or Assets	48
3.5(l) Excluded Private Label Asset-Backed Securities	50
6.3 Data Retention Catalog	51
7 Accounts Excluded from Calculation of Deposit Premium	53

EXHIBITS

2.3A Final Notice Letter	54
2.3B Affidavit of Mailing	56
3.2(c) Valuation of Certain Qualified Financial Contracts	57
4.13 Interim Asset Servicing Arrangement	59

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PURCHASE AND ASSUMPTION AGREEMENT
WHOLE BANK
ALL DEPOSITS
THIS AGREEMENT, made and entered into as of the 20th day of August, 2010, by and among the FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER of SONOMA VALLEY BANK, SONOMA, CALIFORNIA (the “Receiver”), WESTAMERICA BANK, organized under the laws of the California, and having its principal place of business in San Rafael, California (the “Assuming Institution”), and the FEDERAL DEPOSIT INSURANCE CORPORATION, organized under the laws of the United States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the “Corporation”).
WITNESSETH:
WHEREAS, on Bank Closing, the Chartering Authority closed Sonoma Valley Bank and
WHEREAS, pursuant to 12 U.S.C. Section 1823(c)(2)(A), the Corporation may provide assistance to the Assuming Institution to facilitate the transactions contemplated by this Agreement, which assistance may include indemnification pursuant to Article XII; and
WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined to provide assistance to the Assuming Institution on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, the Board has determined pursuant to 12 U.S.C. Section 1823(c)(4)(A) that such assistance is necessary to meet the obligation of the Corporation to provide insurance coverage for the insured deposits in the Failed Bank and is the least costly to the deposit insurance fund of all possible methods for meeting such obligation.

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NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Capitalized terms used in this Agreement shall have the meanings set forth in this Article I, or elsewhere in this Agreement. As used herein, words imparting the singular include the plural and vice versa.
“Accounting Records” means the general ledger and subsidiary ledgers and supporting schedules which support the general ledger balances.
“Acquired Subsidiaries” means Subsidiaries of the Failed Bank acquired pursuant to Section 3.1.
“Affiliate” of any Person means any director, officer, or employee of that Person and any other Person (i) who is directly or indirectly controlling, or controlled by, or under direct or indirect common control with, such Person, or (ii) who is an affiliate of such Person as the term “affiliate” is defined in Section 2 of the Bank Holding Company Act of 1956, as amended, 12 U.S.C. Section 1841.
“Agreement” means this Purchase and Assumption Agreement by and among the Assuming Institution, the Corporation and the Receiver, as amended or otherwise modified from time to time.
“Assets” means all assets of the Failed Bank purchased pursuant to Section 3.1. Assets owned by Subsidiaries of the Failed Bank are not “Assets” within the meaning of this definition.
“Assumed Deposits” means Deposits.
“Bank Closing” means the close of business of the Failed Bank on the date on which the Chartering Authority closed such institution.
“Bank Premises” means the banking houses, drive-in banking facilities, and teller facilities (staffed or automated) together with adjacent parking, storage and service facilities and structures connecting remote facilities to banking houses, and land on which the foregoing are located, and unimproved land that are owned or leased by the Failed Bank and that have formerly been utilized, are currently utilized, or are intended to be utilized in the future by the Failed Bank as shown on the Accounting Record of the Failed Bank as of Bank Closing.
“Bid Amount” has the meaning provided in Article VII.
“Bid Valuation Date” means May 28, 2010.

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“Book Value” means, with respect to any Asset and any Liability Assumed, the dollar amount thereof stated on the Accounting Records of the Failed Bank. The Book Value of any item shall be determined as of Bank Closing after adjustments made by the Receiver for differences in accounts, suspense items, unposted debits and credits, and other similar adjustments or corrections and for setoffs, whether voluntary or involuntary. The Book Value of a Subsidiary of the Failed Bank acquired by the Assuming Institution shall be determined from the investment in subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the equity method of accounting. Without limiting the generality of the foregoing, (i) the Book Value of a Liability Assumed shall include all accrued and unpaid interest thereon as of Bank Closing, and (ii) the Book Value of a Loan shall reflect adjustments for earned interest, or unearned interest (as it relates to the “rule of 78s” or add-on-interest loans, as applicable), if any, as of Bank Closing, adjustments for the portion of earned or unearned loan-related credit life and/or disability insurance premiums, if any, attributable to the Failed Bank as of Bank Closing, and adjustments for Failed Bank Advances, if any, in each case as determined for financial reporting purposes. The Book Value of an Asset shall not include any adjustment for loan premiums, discounts or any related deferred income, fees or expenses, or general or specific reserves on the Accounting Records of the Failed Bank.
“Business Day” means a day other than a Saturday, Sunday, Federal legal holiday or legal holiday under the laws of the State where the Failed Bank is located, or a day on which the principal office of the Corporation is closed.
“Chartering Authority” means (i) with respect to a national bank, the Office of the Comptroller of the Currency, (ii) with respect to a Federal savings association or savings bank, the Office of Thrift Supervision, (iii) with respect to a bank or savings institution chartered by a State, the agency of such State charged with primary responsibility for regulating and/or closing banks or savings institutions, as the case may be, (iv) the Corporation in accordance with 12 U.S.C. Section 1821(c), with regard to self appointment, or (v) the appropriate Federal banking agency in accordance with 12 U.S.C. 1821(c)(9).
“Commitment” means the unfunded portion of a line of credit or other commitment reflected on the books and records of the Failed Bank to make an extension of credit (or additional advances with respect to a Loan) that was legally binding on the Failed Bank as of Bank Closing, other than extensions of credit pursuant to the credit card business and overdraft protection plans of the Failed Bank, if any.
“Credit Documents” mean the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, a Loan, including without limitation notes, bonds, loan agreements, letter of credit applications, lease financing contracts, banker’s acceptances, drafts, interest protection agreements, currency exchange agreements, repurchase agreements, reverse repurchase agreements, guarantees, deeds of trust, mortgages, assignments, security agreements, pledges, subordination or priority agreements, lien priority agreements, undertakings, security instruments, certificates, documents, legal opinions, participation agreements and intercreditor agreements, and all amendments, modifications, renewals, extensions, rearrangements, and substitutions with respect to any of the foregoing.

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“Credit File” means all Credit Documents and all other credit, collateral, or insurance documents in the possession or custody of the Assuming Institution, or any of its Subsidiaries or Affiliates, relating to an Asset or a Loan included in a Put Notice, or copies of any thereof.
“Data Processing Equipment” means any equipment, computer hardware, or computer software (and the lease or licensing agreements related thereto) other than Personal Computers, owned or leased by the Failed Bank at Bank Closing, which is, was, or could have been used by the Failed Bank in connection with data processing activities.
“Deposit” means a deposit as defined in 12 U.S.C. Section 1813(l), including without limitation, outstanding cashier’s checks and other official checks and all uncollected items included in the depositors’ balances and credited on the books and records of the Failed Bank; provided, that the term “Deposit” shall not include all or any portion of those deposit balances which, in the discretion of the Receiver or the Corporation, (i) may be required to satisfy it for any liquidated or contingent liability of any depositor arising from an unauthorized or unlawful transaction, or (ii) may be needed to provide payment of any liability of any depositor to the Failed Bank or the Receiver, including the liability of any depositor as a director or officer of the Failed Bank, whether or not the amount of the liability is or can be determined as of Bank Closing.
“Deposit Secured Loan” means a loan in which the only collateral securing the loan is Assumed Deposits or deposits at other insured depository institutions.
“Electronically Stored Information” means any system backup tapes, any electronic mail (whether on an exchange or other similar system), any data on personal computers and any data on server hard drives.
“Failed Bank Advances” means the total sums paid by the Failed Bank to (i) protect its lien position, (ii) pay ad valorem taxes and hazard insurance, and (iii) pay credit life insurance, accident and health insurance, and vendor’s single interest insurance.
“Fair Market Value” means (i)(a) “Market Value” as defined in the regulation prescribing the standards for real estate appraisals used in federally related transactions, 12 C.F.R. § 323.2(g), and accordingly shall mean the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:
(1) Buyer and seller are typically motivated;
(2) Both parties are well informed or well advised, and acting in what they consider their own best interests;
(3) A reasonable time is allowed for exposure in the open market;

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(4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
(5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale;
as determined as of Bank Closing by an appraiser mutually acceptable to the Receiver and the Assuming Institution; any costs and fees associated with such determination shall be shared equally by the Receiver and the Assuming Institution, and (b) which, with respect to Bank Premises (to the extent, if any, that Bank Premises are purchased utilizing this valuation method), shall be determined not later than sixty (60) days after Bank Closing by an appraiser selected by the Receiver and the Assuming Institution within seven (7) days after Bank Closing; or (ii) with respect to property other than Bank Premises purchased utilizing this valuation method, the price therefore as established by the Receiver and agreed to by the Assuming Institution, or in the absence of such agreement, as determined in accordance with clause (i)(a) above.
“Fixtures” means those leasehold improvements, additions, alterations and installations constituting all or a part of Bank Premises and which were acquired, added, built, installed or purchased at the expense of the Failed Bank, regardless of the holder of legal title thereto as of Bank Closing.
“Furniture and Equipment” means the furniture and equipment (other than Safe Deposit Boxes, motor vehicles, Personal Computers, and Data Processing Equipment), leased or owned by the Failed Bank and reflected on the books of the Failed Bank as of Bank Closing, including without limitation automated teller machines, carpeting, furniture, office machinery, shelving, office supplies, telephone, surveillance and security systems, ancillary equipment, and artwork. Furniture and equipment located at a storage facility not adjacent to a Bank Premises are excluded from this definition.
“Indemnitees” means, except as provided in paragraph (11) of Section 12.1(b), (i) the Assuming Institution, (ii) the Subsidiaries and Affiliates of the Assuming Institution other than any Subsidiaries or Affiliates of the Failed Bank that are or become Subsidiaries or Affiliates of the Assuming Institution, and (iii) the directors, officers, employees and agents of the Assuming Institution and its Subsidiaries and Affiliates who are not also present or former directors, officers, employees or agents of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank.
“Initial Payment” means the payment made pursuant to Article VII (based on the best information available as of Bank Closing), the amount of which shall be either (i) if the Bid Amount is positive, the aggregate Book Value of the Liabilities Assumed minus the sum of the aggregate purchase price of the Assets and assets purchased and the positive Bid Amount, or (ii) if the Bid Amount is negative, the sum of the aggregate Book Value of the Liabilities Assumed and the negative Bid Amount minus the aggregate purchase price of the Assets and assets purchased. The Initial Payment shall be payable by the Corporation to the Assuming Institution if (i) the Liabilities Assumed are greater than the sum of the positive Bid Amount and the Assets and assets purchased, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount are greater than the Assets and assets purchased. The Initial Payment shall be payable by the Assuming Institution to the Corporation if (i) the Liabilities Assumed are less than the sum of the positive Bid Amount and the Assets and assets purchased, or if (ii) the sum of the Liabilities Assumed and the negative Bid Amount is less than the Assets and assets purchased. Such Initial Payment shall be subject to adjustment as provided in Article VIII.

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“Legal Balance” means the amount of indebtedness legally owed by an Obligor with respect to a Loan, including principal and accrued and unpaid interest, late fees, attorneys’ fees and expenses, taxes, insurance premiums, and similar charges, if any.
“Liabilities Assumed” has the meaning provided in Section 2.1.
“Lien” means any mortgage, lien, pledge, charge, assignment for security purposes, security interest, or encumbrance of any kind with respect to an Asset, including any conditional sale agreement or capital lease or other title retention agreement relating to such Asset.
“Loans” means all of the following owed to or held by the Failed Bank as of Bank Closing:
(i) loans (including loans which have been charged off the Accounting Records of the Failed Bank in whole or in part prior to the Bid Valuation Date), participation agreements, interests in participations, overdrafts of customers (including but not limited to overdrafts made pursuant to an overdraft protection plan or similar extensions of credit in connection with a deposit account), revolving commercial lines of credit, home equity lines of credit, Commitments, United States and/or State-guaranteed student loans, and lease financing contracts;
(ii) all Liens, rights (including rights of set-off), remedies, powers, privileges, demands, claims, priorities, equities and benefits owned or held by, or accruing or to accrue to or for the benefit of, the holder of the obligations or instruments referred to in clause (i) above, including but not limited to those arising under or based upon Credit Documents, casualty insurance policies and binders, standby letters of credit, mortgagee title insurance policies and binders, payment bonds and performance bonds at any time and from time to time existing with respect to any of the obligations or instruments referred to in clause (i) above; and
(iii) all amendments, modifications, renewals, extensions, refinancings, and refundings of or for any of the foregoing;
provided, that there shall be excluded from the definition of “Loans” amounts owing under Qualified Financial Contracts.
“New Loans” means Loans made by the Failed Bank after the Bid Valuation Date that are not continuations, amendments, modifications, renewals, extensions, refinancings, restructurings, or refundings of or for any then existing Loan.

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“Obligor” means each Person liable for the full or partial payment or performance of any Loan, whether such Person is obligated directly, indirectly, primarily, secondarily, jointly, or severally.
“Other Real Estate” means all interests in real estate (other than Bank Premises and Fixtures), including but not limited to mineral rights, leasehold rights, condominium and cooperative interests, air rights and development rights that are owned by the Failed Bank.
“Payment Date” means the first Business Day after Bank Closing.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, excluding the Corporation.
“Personal Computer(s)” means computers based on a microprocessor generally designed to be used by one person at a time and which usually store informational data on that computer’s internal hard drive or attached peripheral. A personal computer can be found in various configurations such as laptops, net books, and desktops.
“Primary Indemnitor” means any Person (other than the Assuming Institution or any of its Affiliates) who is obligated to indemnify or insure, or otherwise make payments (including payments on account of claims made against) to or on behalf of any Person in connection with the claims covered under Article XII, including without limitation any insurer issuing any directors and officers liability policy or any Person issuing a financial institution bond or banker’s blanket bond.
“Put Date” has the meaning provided in Section 3.4.
“Put Notice” has the meaning provided in Section 3.4.
“Qualified Financial Contract” means a qualified financial contract as defined in 12 U.S.C. Section 1821(e)(8)(D).
“Record” means any document, microfiche, microfilm and Electronically Stored Information (including but not limited to magnetic tape, disc storage, card forms and printed copy) of the Failed Bank generated or maintained by the Failed Bank that is owned by or in the possession of the Receiver at Bank Closing.
“Related Liability” with respect to any Asset means any liability existing and reflected on the Accounting Records of the Failed Bank as of Bank Closing for (i) indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting such Asset, (ii) ad valorem taxes applicable to such Asset, and (iii) any other obligation determined by the Receiver to be directly related to such Asset.

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“Related Liability Amount” with respect to any Related Liability on the books of the Assuming Institution, means the amount of such Related Liability as stated on the Accounting Records of the Assuming Institution (as maintained in accordance with generally accepted accounting principles) as of the date as of which the Related Liability Amount is being determined. With respect to a liability that relates to more than one asset, the amount of such Related Liability shall be allocated among such assets for the purpose of determining the Related Liability Amount with respect to any one of such assets. Such allocation shall be made by specific allocation, where determinable, and otherwise shall be pro rata based upon the dollar amount of such assets stated on the Accounting Records of the entity that owns such asset.
“Repurchase Price” means with respect to any Asset or asset, which shall be determined by the Receiver, the lesser of (a) or (b):
(a) (i) in the event of a negative Bid Amount, the amount paid by the Assuming Institution, discounted by a percentage equal to the quotient produced by dividing the Assuming Institution’s Bid Amount by the aggregate Book Value of the Risk Assets of the Failed Bank;
(ii) in the event of a negative Bid Amount, the amount resulting from (a)(i), above, or in the event of a positive Bid Amount, the amount paid by the Assuming Institution, (x) for a Loan, shall be decreased by any portion of the Loan classified “loss” and by one-half of any portion of the Loan classified “doubtful” as of the Bid Valuation Date, and (y) for any Asset or asset, including a Loan, decreased by the amount of any money received with respect thereto since Bank Closing and, if the Asset is a Loan or other interest bearing or earning asset, the resulting amount shall then be increased or decreased, as the case may be, by interest or discount (whichever is applicable) accrued from and after Bank Closing at the lower of: (i) the contract rate with respect to such Asset, or (ii) the Settlement Interest Rate; net proceeds received by or due to the Assuming Institution from the sale of collateral, any forgiveness of debt, or otherwise shall be deemed money received by the Assuming Institution; or
(b) the dollar amount thereof stated on the Accounting Records of the Assuming Institution as of the date as of which the Repurchase Price is being determined, as maintained in accordance with generally accepted accounting principles, and, if the asset is a Loan, regardless of the Legal Balance thereof and adjusted in the same manner as the Book Value of a Failed Bank Loan would be adjusted hereunder.
Provided, however, (b), above, shall not be applicable and the Bid Amount shall be considered to have been positive for Loans repurchased pursuant to Section 3.4(a).
“Risk Assets” means (i) all Loans purchased hereunder, excluding (a) New Loans and (b) Loans to the extent secured by Assumed Deposits (and not included in (i)(a)), plus (ii) the Accrued Interest Receivable, Prepaid Expense, Other Assets as set forth in the information provided in the marketing of the Failed Bank.
“Safe Deposit Boxes” means the safe deposit boxes of the Failed Bank, if any, including the removable safe deposit boxes and safe deposit stacks in the Failed Bank’s vault(s), all rights and benefits under rental agreements with respect to such safe deposit boxes, and all keys and combinations thereto.

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“Settlement Date” means the first Business Day immediately prior to the day which is three hundred sixty-five (365) days after Bank Closing, or such other date prior thereto as may be agreed upon by the Receiver and the Assuming Institution. The Receiver, in its discretion, may extend the Settlement Date.
“Settlement Interest Rate” means, for the first calendar quarter or portion thereof during which interest accrues, the rate determined by the Receiver to be equal to the equivalent coupon issue yield on twenty-six (26)-week United States Treasury Bills in effect as of Bank Closing as published in The Wall Street Journal; provided, that if no such equivalent coupon issue yield is available as of Bank Closing, the equivalent coupon issue yield for such Treasury Bills most recently published in The Wall Street Journal prior to Bank Closing shall be used. Thereafter, the rate shall be adjusted to the rate determined by the Receiver to be equal to the equivalent coupon issue yield on such Treasury Bills in effect as of the first day of each succeeding calendar quarter during which interest accrues as published in The Wall Street Journal.
“Subsidiary” has the meaning set forth in Section 3(w)(4) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(w)(4), as amended.
ARTICLE II
ASSUMPTION OF LIABILITIES
2.1 Liabilities Assumed by Assuming Institution. The Assuming Institution expressly assumes at Book Value (subject to adjustment pursuant to Article VIII) and agrees to pay, perform, and discharge all of the following liabilities of the Failed Bank as of Bank Closing, except as otherwise provided in this Agreement (such liabilities referred to as “Liabilities Assumed”):
(a)	Assumed Deposits, except those Deposits specifically listed on Schedule 2.1(a); provided, that as to any Deposits of public money which are Assumed Deposits, the Assuming Institution agrees to properly secure such Deposits with such Assets as appropriate which, prior to Bank Closing, were pledged as security by the Failed Bank, or with assets of the Assuming Institution, if such securing Assets, if any, are insufficient to properly secure such Deposits;
(b)	liabilities for indebtedness secured by mortgages, deeds of trust, chattel mortgages, security interests or other liens on or affecting any Assets, if any; provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;
(c)	overdrafts, debit balances, service charges, reclamations, and adjustments to accounts with the Federal Reserve Banks as reflected on the books and records of any such Federal Reserve Bank within ninety (90) days after Bank Closing, if any;

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(d)	ad valorem taxes applicable to any Asset, if any; provided, that the assumption of any ad valorem taxes pursuant to this paragraph shall be limited to an amount equal to the market value of the Asset to which such taxes apply as determined by the Receiver;
(e)	liabilities, if any, for federal funds purchased, repurchase agreements and overdrafts in accounts maintained with other depository institutions (including any accrued and unpaid interest thereon computed to and including Bank Closing); provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;
(f)	United States Treasury tax and loan note option accounts, if any;
(g)	liabilities for any acceptance or commercial letter of credit (other than “standby letters of credit” as defined in 12 C.F.R. Section 337.2(a)); provided, that the assumption of any liability pursuant to this paragraph shall be limited to the market value of the Assets securing such liability as determined by the Receiver;
(h)	duties and obligations assumed pursuant to this Agreement including without limitation those relating to the Failed Bank’s Records, credit card business, debit card business, stored value and gift card business, overdraft protection plans, safe deposit business, safekeeping business, or trust business, if any; and
(i)	liabilities, if any, for Commitments; and
(j)	liabilities, if any, for amounts owed to any Subsidiary of the Failed Bank acquired under Section 3.1;
(k)	liabilities, if any, with respect to Qualified Financial Contracts; and
(l)	duties and obligations under any contract pursuant to which the Failed Bank provides mortgage servicing for others, or mortgage servicing is provided to the Failed Bank by others.
2.2 Interest on Deposit Liabilities. The Assuming Institution agrees that, from and after Bank Closing, it will accrue and pay interest on Deposit liabilities assumed pursuant to Section 2.1 at a rate(s) it shall determine; provided, that for nontransaction Deposit liabilities such rate(s) shall not be less than the lowest rate offered by the Assuming Institution to its depositors for nontransaction deposit accounts. The Assuming Institution shall permit each depositor to withdraw, without penalty for early withdrawal, all or any portion of such depositor’s Deposit, whether or not the Assuming Institution elects to pay interest in accordance with any deposit agreement formerly existing between the Failed Bank and such depositor; and further provided, that if such Deposit has been pledged to secure an obligation of the depositor or other party, any withdrawal thereof shall be subject to the terms of the agreement governing such pledge. The Assuming Institution shall give notice to such depositors as provided in Section 5.3 of the rate(s) of interest which it has determined to pay and of such withdrawal rights.

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2.3 Unclaimed Deposits. Fifteen (15) months following the Bank Closing Date, the Assuming Institution will provide the Receiver a listing of all deposit accounts, including the type of account, not claimed by the depositor. The Receiver will review the list and authorize the Assuming Institution to act on behalf of the Receiver to send a “Final Legal Notice” in a form substantially similar to Exhibit 2.3A to the owner(s) of the unclaimed deposits reminding them of the need to claim or arrange to continue their account(s) with the Assuming Institution. The Assuming Institution will send the “Final Legal Notice” to the depositors within thirty (30) days following notification of the Receiver’s authorization. The Assuming Institution will prepare an Affidavit of Mailing and will forward the Affidavit of Mailing to the Receiver after mailing out the “Final Legal Notice” in a form substantially similar to Exhibit 2.3B to the owner(s) of unclaimed deposit accounts.
If, within eighteen (18) months after Bank Closing, any depositor of the Failed Bank does not claim or arrange to continue such depositor’s Deposit assumed pursuant to Section 2.1 at the Assuming Institution, the Assuming Institution shall, within fifteen (15) Business Days after the end of such eighteen (18) month period, (i) refund to the Receiver the full amount of each such deposit (without reduction for service charges), (ii) provide to the Receiver a schedule of all such refunded Deposits in such form as may be prescribed by the Receiver, and (iii) assign, transfer, convey, and deliver to the Receiver, all right, title, and interest of the Assuming Institution in and to the Records previously transferred to the Assuming Institution and other records generated or maintained by the Assuming Institution pertaining to such Deposits. During such eighteen (18) month period, at the request of the Receiver, the Assuming Institution promptly shall provide to the Receiver schedules of unclaimed deposits in such form as may be prescribed by the Receiver.
2.4 Employee Benefit Plans. Except as provided in Section 4.12, the Assuming Institution shall have no liabilities, obligations or responsibilities under the Failed Bank’s health care, bonus, vacation, pension, profit sharing or stock purchase plans or similar plans, if any, unless the Receiver and the Assuming Institution agree otherwise subsequent to the date of this Agreement.
ARTICLE III
PURCHASE OF ASSETS
3.1 Assets Purchased by Assuming Institution. Subject to Sections 3.5 and 3.6, the Assuming Institution hereby purchases from the Receiver, and the Receiver hereby sells, assigns, transfers, conveys, and delivers to the Assuming Institution, all right, title, and interest of the Receiver in and to all of the assets (real, personal and mixed, wherever located and however acquired) of the Failed Bank whether or not reflected on the books of the Failed Bank as of Bank Closing. Assets are purchased hereunder by the Assuming Institution subject to all liabilities for indebtedness collateralized by Liens affecting such Assets.

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3.2 Asset Purchase Price.
(a) All Assets and assets of the Failed Bank subject to an option to purchase by the Assuming Institution shall be purchased for the amount, or the amount resulting from the method specified for determining the amount, as specified on Schedule 3.2, except as otherwise may be provided herein. Any Asset, asset of the Failed Bank subject to an option to purchase or other asset purchased for which no purchase price is specified on Schedule 3.2 or otherwise herein shall be purchased at its Book Value. Loans or other assets charged off the Accounting Records of the Failed Bank on or prior to the Bid Valuation Date shall be purchased at a price of zero.
(b) The purchase price for securities (other than the capital stock of any Acquired Subsidiary and FRB stock and FHLB stock) purchased under Section 3.1 by the Assuming Institution shall be the market value thereof as of Bank Closing, which market value shall be (i) the market price for each such security quoted at the close of the trading day effective on Bank Closing as published electronically by Bloomberg, L.P., or alternatively, at the discretion of the Receiver, IDC/Financial Times (FT) Interactive Data; (ii) provided, that if such market price is not available for any such security, the Assuming Institution will submit a bid for each such security within three days of notification/bid request by the Receiver (unless a different time period is agreed to by the Assuming Institution and the Receiver) and the Receiver, in its sole discretion will accept or reject each such bid; and (iii) further provided in the absence of an acceptable bid from the Assuming Institution, each such security shall not pass to the Assuming Institution and shall be deemed to be an excluded asset hereunder.
(c) Qualified Financial Contracts shall be purchased at market value determined in accordance with the terms of Exhibit 3.2(c). Any costs associated with such valuation shall be shared equally by the Receiver and the Assuming Institution.
3.3 Manner of Conveyance; Limited Warranty; Nonrecourse; Etc. THE CONVEYANCE OF ALL ASSETS, INCLUDING REAL AND PERSONAL PROPERTY INTERESTS, PURCHASED BY THE ASSUMING INSTITUTION UNDER THIS AGREEMENT SHALL BE MADE, AS NECESSARY, BY RECEIVER’S DEED OR RECEIVER’S BILL OF SALE, “AS IS”, “WHERE IS”, WITHOUT RECOURSE AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, WITHOUT ANY WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ASSETS, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE, ENFORCEABILITY, COLLECTIBILITY, DOCUMENTATION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), OR ANY OTHER MATTERS.

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3.4 Puts of Assets to the Receiver.
(a) Puts Within and at 30 Days After Bank Closing. During the thirty (30)-day period following Bank Closing and only during such period (which thirty (30)-day period may be extended in writing in the sole absolute discretion of the Receiver) in accordance with this Section 3.4, the Assuming Institution shall be entitled to require the Receiver to purchase any New Loan that was transferred to the Assuming Institution pursuant to Section 3.1, and require the Receiver to purchase any Deposit Secured Loan transferred to the Assuming Institution pursuant to Section 3.1 which is not fully secured by Assumed Deposits or deposits at other insured depository institutions due to either insufficient Assumed Deposit or deposit collateral or deficient documentation regarding such collateral; provided with regard to any Deposit Secured Loan secured by an Assumed Deposit, no such purchase may be required until any Deposit setoff determination, whether voluntary or involuntary, has been made; and, at the end of the thirty (30)-day period following Bank Closing and at that time only, in accordance with this Section 3.4, the Assuming Institution shall be entitled to require the Receiver to purchase any remaining overdraft transferred to the Assuming Institution pursuant to 3.1 which both was made after the Bid Valuation Date and was not made pursuant to an overdraft protection plan or similar extension of credit.
Notwithstanding the foregoing, the Assuming Institution shall not have the right to require the Receiver to purchase any Loan if (i) the Obligor with respect to such Loan is an Acquired Subsidiary, or (ii) the Assuming Institution has:
(A)	made any advance in accordance with the terms of a Commitment or otherwise with respect to such Loan;
(B)	taken any action that increased the amount of a Related Liability with respect to such Loan over the amount of such liability immediately prior to the time of such action;
(C)	created or permitted to be created any Lien on such Loan which secures indebtedness for money borrowed or which constitutes a conditional sales agreement, capital lease or other title retention agreement;
(D)	entered into, agreed to make, grant or permit, or made, granted or permitted any modification or amendment to, any waiver or extension with respect to, or any renewal, refinancing or refunding of, such Loan or related Credit Documents or collateral, including, without limitation, any act or omission which diminished such collateral; or
(E)	sold, assigned or transferred all or a portion of such Loan to a third party (whether with or without recourse).

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The Assuming Institution shall transfer all such Loans to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Loan, as provided in Section 12.4.
(b) Puts Prior to the Settlement Date. During the period from Bank Closing to and including the Business Day immediately preceding the Settlement Date, the Assuming Institution shall be entitled to require the Receiver to purchase any Asset which the Assuming Institution can establish is evidenced by forged or stolen instruments as of Bank Closing; provided, that, the Assuming Institution shall not have the right to require the Receiver to purchase any such Asset with respect to which the Assuming Institution has taken any action referred to in Section 3.4(a)(ii) with respect to such Asset. The Assuming Institution shall transfer all such Assets to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset, as provided in Section 12.4.
(c) Notices to the Receiver. In the event that the Assuming Institution elects to require the Receiver to purchase one or more Assets, the Assuming Institution shall deliver to the Receiver a notice (a “Put Notice”) which shall include:
(i)	a list of all Assets that the Assuming Institution requires the Receiver to purchase;
(ii)	a list of all Related Liabilities with respect to the Assets identified pursuant to (i) above; and
(iii)	a statement of the estimated Repurchase Price of each Asset identified pursuant to (i) above as of the applicable Put Date.
Such notice shall be in the form prescribed by the Receiver or such other form to which the Receiver shall consent. As provided in Section 9.6, the Assuming Institution shall deliver to the Receiver such documents, Credit Files and such additional information relating to the subject matter of the Put Notice as the Receiver may request and shall provide to the Receiver full access to all other relevant books and records.
(d) Purchase by Receiver. The Receiver shall purchase Loans that are specified in the Put Notice and shall assume Related Liabilities with respect to such Loans, and the transfer of such Loans and Related Liabilities shall be effective as of a date determined by the Receiver which date shall not be later than thirty (30) days after receipt by the Receiver of the Credit Files with respect to such Loans (the “Put Date”).
(e) Purchase Price and Payment Date. Each Loan purchased by the Receiver pursuant to this Section 3.4 shall be purchased at a price equal to the Repurchase Price of such Loan less the Related Liability Amount applicable to such Loan, in each case determined as of the applicable Put Date. If the difference between such Repurchase Price and such Related Liability Amount is positive, then the Receiver shall pay to the Assuming Institution the amount of such difference; if the difference between such amounts is negative, then the Assuming Institution shall pay to the Receiver the amount of such difference. The Assuming Institution or the Receiver, as the case may be, shall pay the purchase price determined pursuant to this Section 3.4(e) not later than the twentieth (20th) Business Day following the applicable Put Date, together with interest on such amount at the Settlement Interest Rate for the period from and including such Put Date to and including the day preceding the date upon which payment is made.

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(f) Servicing. The Assuming Institution shall administer and manage any Asset subject to purchase by the Receiver in accordance with usual and prudent banking standards and business practices until such time as such Asset is purchased by the Receiver.
(g) Reversals. In the event that the Receiver purchases an Asset (and assumes the Related Liability) that it is not required to purchase pursuant to this Section 3.4, the Assuming Institution shall repurchase such Asset (and assume such Related Liability) from the Receiver at a price computed so as to achieve the same economic result as would apply if the Receiver had never purchased such Asset pursuant to this Section 3.4.
3.5 Assets Not Purchased by Assuming Institution. The Assuming Institution does not purchase, acquire or assume, or (except as otherwise expressly provided in this Agreement) obtain an option to purchase, acquire or assume under this Agreement:
(a) any financial institution bonds, banker’s blanket bonds, or public liability, fire, extended coverage insurance policy, bank owned life insurance or any other insurance policy of the Failed Bank, or premium refund, unearned premium derived from cancellation, or any proceeds payable with respect to any of the foregoing;
(b) any interest, right, action, claim, or judgment against (i) any officer, director, employee, accountant, attorney, or any other Person employed or retained by the Failed Bank or any Subsidiary of the Failed Bank on or prior to Bank Closing arising out of any act or omission of such Person in such capacity, (ii) any underwriter of financial institution bonds, banker’s blanket bonds or any other insurance policy of the Failed Bank, (iii) any shareholder or holding company of the Failed Bank, or (iv) any other Person whose action or inaction may be related to any loss (exclusive of any loss resulting from such Person’s failure to pay on a Loan made by the Failed Bank) incurred by the Failed Bank; provided, that for the purposes hereof, the acts, omissions or other events giving rise to any such claim shall have occurred on or before Bank Closing, regardless of when any such claim is discovered and regardless of whether any such claim is made with respect to a financial institution bond, banker’s blanket bond, or any other insurance policy of the Failed Bank in force as of Bank Closing;
(c) prepaid regulatory assessments of the Failed Bank, if any;
(d) legal or equitable interests in tax receivables of the Failed Bank, if any, including any claims arising as a result of the Failed Bank having entered into any agreement or otherwise being joined with another Person with respect to the filing of tax returns or the payment of taxes;

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(e) Federal Home Loan Mortgage Corporation and Federal National Mortgage Association preferred stock, if any;
(f) amounts reflected on the Accounting Records of the Failed Bank as of Bank Closing as a general or specific loss reserve or contingency account, if any;
(g) leased or owned Bank Premises and leased or owned Furniture and Equipment and Fixtures and data processing equipment (including hardware and software) located on leased [or owned] Bank Premises, if any; provided, that the Assuming Institution does obtain an option under Section 4.6, Section 4.7 or Section 4.8, as the case may be, with respect thereto;
(h) owned Bank Premises which the Receiver, in its discretion, determines may contain environmentally hazardous substances;
(i) any “goodwill,” as such term is defined in the instructions to the report of condition prepared by banks examined by the Corporation in accordance with 12 C.F.R. Section 304.4;
(j) any criminal restitution or forfeiture orders issued in favor of the Failed Bank; and
(k) assets essential to the Receiver in accordance with Section 3.6;
(l) all securities listed on the attached Schedule 3.5(l); and
(m) prepaid accounts associated with any contract or agreement that the Assuming Institution either does not directly assume pursuant to the terms of this Agreement nor has an option to assume under Section 4.8.
3.6 Assets Essential to Receiver.
(a) The Receiver may refuse to sell to the Assuming Institution, or the Assuming Institution agrees, at the request of the Receiver set forth in a written notice to the Assuming Institution, to assign, transfer, convey, and deliver to the Receiver all of the Assuming Institution’s right, title and interest in and to, any Asset or asset essential to the Receiver as determined by the Receiver in its discretion (together with all Credit Documents evidencing or pertaining thereto), which may include any Asset or asset that the Receiver determines to be:
(i)	made to an officer, director, or other Person engaging in the affairs of the Failed Bank, its Subsidiaries or Affiliates or any related entities of any of the foregoing;
(ii)	the subject of any investigation relating to any claim with respect to any item described in Section 3.5(a) or (b), or the subject of, or potentially the subject of, any legal proceedings;

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(iii)	made to a Person who is an Obligor on a loan owned by the Receiver or the Corporation in its corporate capacity or its capacity as receiver of any institution;
(iv)	secured by collateral which also secures any asset owned by the Receiver; or
(v)	related to any asset of the Failed Bank not purchased by the Assuming Institution under this Article III or any liability of the Failed Bank not assumed by the Assuming Institution under Article II.
(b) Each such Asset or asset purchased by the Receiver shall be purchased at a price equal to the Repurchase Price thereof less the Related Liability Amount with respect to any Related Liabilities related to such Asset or asset, in each case determined as of the date of the notice provided by the Receiver pursuant to Section 3.6(a). The Receiver shall pay the Assuming Institution not later than the twentieth (20th) Business Day following receipt of related Credit Documents and Credit Files together with interest on such amount at the Settlement Interest Rate for the period from and including the date of receipt of such documents to and including the day preceding the day on which payment is made. The Assuming Institution agrees to administer and manage each such Asset or asset in accordance with usual and prudent banking standards and business practices until each such Asset or asset is purchased by the Receiver. All transfers with respect to Asset or assets under this Section 3.6 shall be made as provided in Section 9.6. The Assuming Institution shall transfer all such Asset or assets and Related Liabilities to the Receiver without recourse, and shall indemnify the Receiver against any and all claims of any Person claiming by, through or under the Assuming Institution with respect to any such Asset or asset, as provided in Section 12.4.
ARTICLE IV
ASSUMPTION OF CERTAIN DUTIES AND OBLIGATIONS
The Assuming Institution agrees with the Receiver and the Corporation as follows:
4.1 Continuation of Banking Business. For the period commencing the first banking Business Day after Bank Closing and ending no earlier than the first anniversary of Bank Closing, the Assuming Institution will provide full service banking in the trade area of the Failed Bank. Thereafter, the Assuming Institution may cease providing such banking services in the trade area of the Failed Bank, provided the Assuming Institution has received all necessary regulatory approvals. At the option of the Assuming Institution, such banking services may be provided at any or all of the Bank Premises, or at other premises within such trade area. The trade area shall be determined by the Receiver. For the avoidance of doubt, the foregoing shall not restrict the Assuming Institution from opening, closing or selling branches upon receipt of the necessary regulatory approvals, if the Assuming Institution or its successors continue to provide banking services in the trade area. Assuming Institution will pay to the Receiver, upon the sale of a branch or branches within the year following the date of this agreement, fifty percent (50%) of any franchise premium in excess of the franchise premium paid by the Assuming Institution with respect to such branch or branches.

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4.2 Agreement with Respect to Credit Card Business. The Assuming Institution agrees to honor and perform, from and after Bank Closing, all duties and obligations with respect to the Failed Bank’s credit card business (including issuer or merchant acquirer) debit card business, stored value and gift card business, and/or processing related to credit cards, if any, and assumes all outstanding extensions of credit or balances with respect to these lines of business.
4.3 Agreement with Respect to Safe Deposit Business. The Assuming Institution assumes and agrees to discharge, from and after Bank Closing, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to all Safe Deposit Boxes, if any, of the Failed Bank and to maintain all of the necessary facilities for the use of such boxes by the renters thereof during the period for which such boxes have been rented and the rent therefore paid to the Failed Bank, subject to the provisions of the rental agreements between the Failed Bank and the respective renters of such boxes; provided, that the Assuming Institution may relocate the Safe Deposit Boxes of the Failed Bank to any office of the Assuming Institution located in the trade area of the Failed Bank. The Safe Deposit Boxes shall be located and maintained in the trade area of the Failed Bank for a minimum of one year from Bank Closing. The trade area shall be determined by the Receiver. Fees related to the safe deposit business earned prior to the Bank Closing Date shall be for the benefit of the Receiver and fees earned after the Bank Closing Date shall be for the benefit of the Assuming Institution.
4.4 Agreement with Respect to Safekeeping Business. The Receiver transfers, conveys and delivers to the Assuming Institution and the Assuming Institution accepts all securities and other items, if any, held by the Failed Bank in safekeeping for its customers as of Bank Closing. The Assuming Institution assumes and agrees to honor and discharge, from and after Bank Closing, the duties and obligations of the Failed Bank with respect to such securities and items held in safekeeping. The Assuming Institution shall be entitled to all rights and benefits heretofore accrued or hereafter accruing with respect thereto. The Assuming Institution shall provide to the Receiver written verification of all assets held by the Failed Bank for safekeeping within sixty (60) days after Bank Closing. The assets held for safekeeping by the Failed Bank shall be held and maintained by the Assuming Institution in the trade area of the Failed Bank for a minimum of one year from Bank Closing. At the option of the Assuming Institution, the safekeeping business may be provided at any or all of the Bank Premises, or at other premises within such trade area. The trade area shall be determined by the Receiver. Fees related to the safekeeping business earned prior to the Bank Closing Date shall be for the benefit of the Receiver and fees earned after the Bank Closing Date shall be for the benefit of the Assuming Institution.
4.5 Agreement with Respect to Trust Business.
(a) The Assuming Institution shall, without further transfer, substitution, act or deed, to the full extent permitted by law, succeed to the rights, obligations, properties, assets, investments, deposits, agreements, and trusts of the Failed Bank under trusts, executorships, administrations, guardianships, and agencies, and other fiduciary or representative capacities, all to the same extent as though the Assuming Institution had assumed the same from the Failed Bank prior to Bank Closing; provided, that any liability based on the misfeasance, malfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business is not assumed hereunder. Fees related to the trust business collected prior to Bank Closing shall be for the benefit of the Receiver and fees collected after Bank Closing shall be for the benefit of the Assuming Institution.

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(b) The Assuming Institution shall, to the full extent permitted by law, succeed to, and be entitled to take and execute, the appointment to all executorships, trusteeships, guardianships and other fiduciary or representative capacities to which the Failed Bank is or may be named in wills, whenever probated, or to which the Failed Bank is or may be named or appointed by any other instrument.
(c) In the event additional proceedings of any kind are necessary to accomplish the transfer of such trust business, the Assuming Institution agrees that, at its own expense, it will take whatever action is necessary to accomplish such transfer. The Receiver agrees to use reasonable efforts to assist the Assuming Institution in accomplishing such transfer.
(d) The Assuming Institution shall provide to the Receiver written verification of the assets held in connection with the Failed Bank’s trust business within sixty (60) days after Bank Closing.
4.6 Agreement with Respect to Bank Premises.
(a) Option to Purchase. Subject to Section 3.5, the Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after Bank Closing to purchase any or all owned Bank Premises. The Assuming Institution shall give written notice to the Receiver within the option period of its election to purchase or not to purchase any of the owned Bank Premises. Any purchase of such premises shall be effective as of the date of Bank Closing and such purchase shall be consummated as soon as practicable thereafter, and in no event later than the Settlement Date. If the Assuming Institution gives notice of its election not to purchase one or more of the owned Bank Premises within seven (7) days of Bank Closing, then, not withstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs or fees associated with appraisals for such Bank Premises and associated Fixtures, Furniture and Equipment.
(b) Option to Lease. The Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after Bank Closing to cause the Receiver to assign to the Assuming Institution any or all leases for leased Bank Premises, if any, which have been continuously occupied by the Assuming Institution from Bank Closing to the date it elects to accept an assignment of the leases with respect thereto to the extent such leases can be assigned; provided, that the exercise of this option with respect to any lease must be as to all premises or other property subject to the lease. If an assignment cannot be made of any such leases, the Receiver may, in its discretion, enter into subleases with the Assuming Institution containing the same terms and conditions provided under such existing leases for such leased Bank Premises or other property. The Assuming Institution shall give notice to the Receiver within the option period of its election to accept or not to accept an assignment of any or all leases (or enter into subleases or new leases in lieu thereof). The Assuming Institution agrees to assume all leases assigned (or enter into subleases or new leases in lieu thereof) pursuant to this Section 4.6. If the Assuming Institution gives notice of its election not to accept an assignment of a lease for one or more of the leased Bank Premises within seven (7) days of Bank Closing, then, not withstanding any other provision of this Agreement to the contrary, the Assuming Institution shall not be liable for any of the costs or fees associated with appraisals for the Fixtures, Furniture and Equipment located on such leased Bank Premises.

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(c) Facilitation. The Receiver agrees to facilitate the assumption, assignment or sublease of leases or the negotiation of new leases by the Assuming Institution; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation, make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation or commit to any other obligations to third parties.
(d) Occupancy. The Assuming Institution shall give the Receiver fifteen (15) days’ prior written notice of its intention to vacate prior to vacating any leased Bank Premises with respect to which the Assuming Institution has not exercised the option provided in Section 4.6(b). Any such notice shall be deemed to terminate the Assuming Institution’s option with respect to such leased Bank Premises.
(e) Occupancy Costs.
(i) The Assuming Institution agrees to pay to the Receiver, or to appropriate third parties at the direction of the Receiver, during and for the period of any occupancy by it of (x) owned Bank Premises the market rental value and all operating costs, and (y) leased Bank Premises, all operating costs with respect thereto and to comply with all relevant terms of applicable leases entered into by the Failed Bank, including without limitation the timely payment of all rent. Operating costs include, without limitation all taxes, fees, charges, utilities, insurance and assessments, to the extent not included in the rental value or rent. If the Assuming Institution elects to purchase any owned Bank Premises in accordance with Section 4.6(a), the amount of any rent paid (and taxes paid to the Receiver which have not been paid to the taxing authority and for which the Assuming Institution assumes liability) by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.
(ii) The Assuming Institution agrees during the period of occupancy by it of owned or leased Bank Premises, to pay to the Receiver rent for the use of all owned or leased Furniture and Equipment and all owned or leased Fixtures located on such Bank Premises for the period of such occupancy. Rent for such property owned by the Failed Bank shall be the market rental value thereof, as determined by the Receiver within sixty (60) days after Bank Closing. Rent for such leased property shall be an amount equal to any and all rent and other amounts which the Receiver incurs or accrues as an obligation or is obligated to pay for such period of occupancy pursuant to all leases and contracts with respect to such property. If the Assuming Institution purchases any owned Furniture and Equipment or owned Fixtures in accordance with Section 4.6(f) or 4.6(h), the amount of any rents paid by the Assuming Institution with respect thereto shall be applied as an offset against the purchase price thereof.

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(f) Certain Requirements as to Furniture, Equipment and Fixtures. If the Assuming Institution purchases owned Bank Premises or accepts an assignment of the lease (or enters into a sublease or a new lease in lieu thereof) for leased Bank Premises as provided in Section 4.6(a) or 4.6(b), or if the Assuming Institution does not exercise such option but within twelve (12) months following Bank Closing obtains the right to occupy such premises (whether by assignment, lease, sublease, purchase or otherwise), other than in accordance with Section 4.6(a) or (b), the Assuming Institution shall (i) effective as of the date of Bank Closing, purchase from the Receiver all Furniture and Equipment and Fixtures owned by the Failed Bank and located thereon as of Bank Closing, (ii) accept an assignment or a sublease of the leases or negotiate new leases for all Furniture and Equipment and Fixtures leased by the Failed Bank and located thereon, and (iii) if applicable, accept an assignment or a sublease of any ground lease or negotiate a new ground lease with respect to any land on which such Bank Premises are located; provided, that the Receiver shall not have disposed of such Furniture and Equipment and Fixtures or repudiated the leases specified in clause (ii) or (iii).
(g) Vacating Premises.
(i) If the Assuming Institution elects not to purchase any owned Bank Premises, the notice of such election in accordance with Section 4.6(a) shall specify the date upon which the Assuming Institution’s occupancy of such premises shall terminate, which date shall not be later than ninety (90) days after the date of the Assuming Institution’s notice not to exercise such option. The Assuming Institution promptly shall be responsible for relinquishing and releasing to the Receiver such premises and the Furniture and Equipment and Fixtures located thereon in the same condition as at Bank Closing and at the premises where it was inventoried at Bank Closing, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item’s Fair Market Value as set out in accordance with this Agreement. By occupying any such premises after the expiration of such ninety (90)-day period, the Assuming Institution shall, at the Receiver’s option, (x) be deemed to have agreed to purchase such Bank Premises, and to assume all leases, obligations and liabilities with respect to leased Furniture and Equipment and leased Fixtures located thereon and any ground lease with respect to the land on which such premises are located, and (y) be required to purchase all Furniture and Equipment and Fixtures owned by the Failed Bank and located on such premises as of Bank Closing.
(ii) If the Assuming Institution elects not to accept an assignment of the lease or sublease any leased Bank Premises, the notice of such election in accordance with Section 4.6(b) shall specify the date upon which the Assuming Institution’s occupancy of such leased Bank Premises shall terminate, which date shall not be later than ninety (90) days after the date of the Assuming Institution’s notice not to exercise such option. Upon vacating such premises, the Assuming Institution shall be liable for relinquishing and releasing to the Receiver such premises and the Fixtures and the Furniture and Equipment located thereon which existed at the time of Bank Closing, in the same condition as at Bank Closing, and at the premises where it was inventoried at Bank closing, normal wear and tear excepted. Any of the aforementioned which is missing will be charged to the Assuming Institution at the item’s Fair Market Value as set out in accordance with this Agreement. By failing to provide notice of its intention to vacate such premises prior to the expiration of the option period specified in Section 4.6(b), or by occupying such premises after the one hundred eighty (180)-day period specified above in this paragraph (ii), the Assuming Institution shall, at the Receiver’s option, (x) be deemed to have assumed all leases, obligations and liabilities with respect to such premises (including any ground lease with respect to the land on which premises are located), and leased Furniture and Equipment and leased Fixtures located thereon in accordance with this Section 4.6 (unless the Receiver previously repudiated any such lease), and (y) be required to purchase all Furniture and Equipment and Fixtures owned by the Failed Bank at Fair Market Value and located on such premises as of Bank Closing.

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(h) Furniture and Equipment and Certain Other Equipment. The Receiver hereby grants to the Assuming Institution an option to purchase all Furniture and Equipment and/or all telecommunications, and check processing equipment owned by the Failed Bank and located at any owned or leased Bank Premises that the Assuming Institution elects to vacate or which it could have, but did not occupy, pursuant to this Section 4.6; provided, that, the Assuming Institution shall give the Receiver notice of its election to purchase such property at the time it gives notice of its intention to vacate such Bank Premises or within ten (10) days after Bank Closing for Bank Premises it could have, but did not, occupy.
(i) Option to Put Bank Premises and Related Fixtures, Furniture and Equipment.
(i) For a period of ninety (90) days following Bank Closing, the Assuming Institution shall be entitled to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary and the purchase price paid by the Receiver shall be the Fair Market Value of the Bank Premises.
(ii) If the Assuming Institution elects to require the Receiver to purchase any Bank Premises that is owned, directly or indirectly, by an Acquired Subsidiary, the Assuming Institution shall also have the option, exercisable within the same ninety (90) day time period, to require the Receiver to purchase any Fixtures, Furniture and Equipment that is owned, directly or indirectly, by an Acquired Subsidiary and which is located on such Bank Premises. The purchase price paid by the Receiver shall be the Fair Market Value of the Fixtures, Furniture and Equipment.
(iii) In the event the Assuming Institution elects to exercise its option under this subparagraph, the Assuming Institution shall pay to the Receiver occupancy costs in accordance with Section 4.6(e) and shall vacate the Bank Premises in accordance with Section 4.6(g)(i).
(iv) Regardless of whether the Assuming Institution exercises any of its option under this subparagraph, the purchase price for the Acquired Subsidiary shall be adjusted by the difference between the Fair Market Value of the Bank Premises and Fixtures, Furniture and Equipment and their respective Book Value as reflected of the books and records of the Acquired Subsidiary. Such adjustment shall be made in accordance with Article VIII of this Agreement.

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4.7 Agreement with Respect to Data Processing Equipment and Leases.
(a) The Receiver hereby grants to the Assuming Institution an exclusive option for the period of ninety (90) days commencing the day after Bank Closing to: (i) accept an assignment from the Receiver of all leased Data Processing Equipment and (ii) purchase at Fair Market Value from the Receiver all owned Data Processing Equipment. The Assuming Institution’s election under this option applies to both owned and leased Data Processing Equipment.
(b) The Assuming Institution shall (i) give written notice to the Receiver within the option period specified in Section 4.7(a) of its intent to accept or decline an assignment or sublease of all leased Data Processing Equipment and promptly accept an assignment or sublease of such Data Processing Equipment, (ii) give written notice to the appropriate lessor(s) that it has accepted an assignment or sublease of any such Data Processing Equipment that is subject to a lease, and (iii) give written notice to the Receiver within the option period specified in Section 4.7(a) of its intent to purchase all owned Data Processing Equipment and promptly pay the Receiver for the purchase of such Data Processing Equipment.
(c) The Receiver agrees to facilitate the assignment or sublease of Data Processing Leases or the negotiation of new leases or license agreements by the Assuming Institution; provided, that neither the Receiver nor the Corporation shall be obligated to engage in litigation or make payments to the Assuming Institution or to any third party in connection with facilitating any such assumption, assignment, sublease or negotiation.
(d) The Assuming Institution agrees, during its period of use of any Data Processing Equipment, to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of any existing data processing leases entered into by the Failed Bank, including without limitation the timely payment of all rent, taxes, fees, charges, utilities, insurance and assessments.
(e) The Assuming Institution shall, not later than fifty (50) days after giving the notice provided in Section 4.7(b), (i) relinquish and release to the Receiver all Data Processing Equipment, in the same condition as at Bank Closing, normal wear and tear excepted, or (ii) accept an assignment or a sublease of any existing data processing lease or negotiate a new lease or license agreement under this Section 4.7 with respect to leased Data Processing Equipment, and (iii) accept ownership of all Data Processing Equipment purchased from the Receiver.

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4.8 Agreement with Respect to Certain Existing Agreements.
(a) Subject to the provisions of Section 4.8(b), with respect to agreements existing as of Bank Closing which provide for the rendering of services by or to the Failed Bank, within thirty (30) days after Bank Closing, the Assuming Institution shall give the Receiver written notice specifying whether it elects to assume or not to assume each such agreement. Except as may be otherwise provided in this Article IV, the Assuming Institution agrees to comply with the terms of each such agreement for a period commencing on the day after Bank Closing and ending on: (i) in the case of an agreement that provides for the rendering of services by the Failed Bank, the date which is ninety (90) days after Bank Closing, and (ii) in the case of an agreement that provides for the rendering of services to the Failed Bank, the date which is thirty (30) days after the Assuming Institution has given notice to the Receiver of its election not to assume such agreement; provided, that the Receiver can reasonably make such service agreements available to the Assuming Institution. The Assuming Institution shall be deemed by the Receiver to have assumed agreements for which no notification is timely given. The Receiver agrees to assign, transfer, convey, and deliver to the Assuming Institution all right, title and interest of the Receiver, if any, in and to agreements the Assuming Institution assumes hereunder. In the event the Assuming Institution elects not to accept an assignment of any lease (or sublease) or negotiate a new lease for leased Bank Premises under Section 4.6 and does not otherwise occupy such premises, the provisions of this Section 4.8(a) shall not apply to service agreements related to such premises. The Assuming Institution agrees, during the period it has the use or benefit of any such agreement, promptly to pay to the Receiver or to appropriate third parties at the direction of the Receiver all operating costs with respect thereto and to comply with all relevant terms of such agreement.
(b) The provisions of Section 4.8(a) shall not apply to (i) agreements pursuant to which the Failed Bank provides mortgage servicing for others or mortgage servicing is provided to the Failed Bank by others, (ii) agreements that are subject to Sections 4.1 through 4.7 and any insurance policy or bond referred to in Section 3.5(a) or other agreement specified in Section 3.5, and (iii) consulting, management or employment agreements, if any, between the Failed Bank and its employees or other Persons. Except as otherwise expressly set forth elsewhere in this Agreement, the Assuming Institution does not assume any liabilities or acquire any rights under any of the agreements described in this Section 4.8(b).
4.9 Informational Tax Reporting. The Assuming Institution agrees to perform all obligations of the Failed Bank with respect to Federal and State income tax informational reporting related to (i) the Assets and the Liabilities Assumed, (ii) deposit accounts that were closed and loans that were paid off or collateral obtained with respect thereto prior to Bank Closing, (iii) miscellaneous payments made to vendors of the Failed Bank, and (iv) any other asset or liability of the Failed Bank, including, without limitation, loans not purchased and Deposits not assumed by the Assuming Institution, as may be required by the Receiver.
4.10 Insurance. The Assuming Institution agrees to obtain insurance coverage effective from and after Bank Closing, including public liability, fire and extended coverage insurance acceptable to the Receiver with respect to owned or leased Bank Premises that it occupies, and all owned or leased Furniture and Equipment and Fixtures and leased data processing equipment (including hardware and software) located thereon, in the event such insurance coverage is not already in force and effect with respect to the Assuming Institution as the insured as of Bank Closing. All such insurance shall, where appropriate (as determined by the Receiver), name the Receiver as an additional insured.

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4.11 Office Space for Receiver and Corporation.
(a) Office Space for Receiver and Corporation.
(i) For the period commencing on the day following Bank Closing and ending on the one hundred eightieth (180th) day following Bank Closing, the Assuming Institution will provide to the Receiver and the Corporation, without charge, adequate and suitable office space (including parking facilities and vault space), furniture, equipment (including photocopying and telecopying machines), email accounts, network access and technology resources (such as shared drive), and utilities (including local telephone service and fax machines) (collectively, “FDIC Office Space”) at the Bank Premises occupied by the Assuming Institution for the Receiver use in the discharge of their respective functions with respect to the Failed Bank.
(ii) Upon written notice by the Receiver or the Corporation, for the period commencing on the one hundred eighty first (181st) day following Bank Closing and ending no later than the three hundred and sixty-fifth (365th) day following Bank Closing, the Assuming Institution will continue to provide to the Receiver and the Corporation FDIC Office Space at the Bank Premises. During the period from the 181st day following Bank Closing until the day the FDIC and the Corporation vacate FDIC Office Space, the Receiver and the Corporation will pay to the Assuming Institution their respective pro rata share (based on square footage occupied) of (A) the market rental value for the applicable owned Bank Premises or (B) actual rent paid for applicable leased Bank Premises.
(iii) If the Receiver or the Corporation determine that the space provided by the Assuming Institution is inadequate or unsuitable, the Receiver and the Corporation may relocate to other quarters having adequate and suitable FDIC Office Space and the costs of relocation and any rental and utility costs for the balance of the period of occupancy by the Receiver and the Corporation shall be borne by the Assuming Institution.
(b) Certain Payments on behalf of Receiver and Corporation. The Assuming Institution will pay such bills and invoices on behalf of the Receiver and the Corporation as the Receiver or the Corporation may direct for the period beginning on the date of Bank Closing and ending on Settlement Date. The Assuming Institution shall submit its requests for reimbursement of such expenditures pursuant to Article VIII of this Agreement.

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4.12 Agreement with Respect to Continuation of Group Health Plan Coverage for Former Employees of the Failed Bank.
(a) The Assuming Institution agrees to assist the Receiver, as provided in this Section 4.12, in offering individuals who were employees or former employees of the Failed Bank, or any of its Subsidiaries, and who, immediately prior to Bank Closing, were receiving, or were eligible to receive, health insurance coverage or health insurance continuation coverage from the Failed Bank (“Eligible Individuals”), the opportunity to obtain health insurance coverage in the Corporation’s FIA Continuation Coverage Plan which provides for health insurance continuation coverage to such Eligible Individuals who are qualified beneficiaries of the Failed Bank as defined in Section 607 of the Employee Retirement Income Security Act of 1974, as amended (respectively, “qualified beneficiaries” and “ERISA”). The Assuming Institution shall consult with the Receiver and not later than five (5) Business Days after Bank Closing shall provide written notice to the Receiver of the number (if available), identity (if available) and addresses (if available) of the Eligible Individuals who are qualified beneficiaries of the Failed Bank and for whom a “qualifying event” (as defined in Section 603 of ERISA) has occurred and with respect to whom the Failed Bank’s obligations under Part 6 of Subtitle B of Title I of ERISA have not been satisfied in full, and such other information as the Receiver may reasonably require. The Receiver shall cooperate with the Assuming Institution in order to permit it to prepare such notice and shall provide to the Assuming Institution such data in its possession as may be reasonably required for purposes of preparing such notice.
(b) The Assuming Institution shall take such further action to assist the Receiver in offering the Eligible Individuals who are qualified beneficiaries of the Failed Bank the opportunity to obtain health insurance coverage in the Corporation’s FIA Continuation Coverage Plan as the Receiver may direct. All expenses incurred and paid by the Assuming Institution (i) in connection with the obligations of the Assuming Institution under this Section 4.12, and (ii) in providing health insurance continuation coverage to any Eligible Individuals who are hired by the Assuming Institution and such employees’ qualified beneficiaries shall be borne by the Assuming Institution.
(c) No later than five (5) Business Days after Bank Closing, the Assuming Institution shall provide the Receiver with a list of all Failed Bank employees the Assuming Institution will not hire. Unless otherwise agreed, the Assuming Institution pays all salaries and payroll costs for all Failed Bank Employees until the list is provided to the Receiver. The Assuming Institution shall be responsible for all costs and expenses (i.e. salary, benefits, etc.) associated with all other employees not on that list from and after the date of delivery of the list to the Receiver. The Assuming Institution shall offer to the Failed Bank employees it retains employment benefits comparable to those the Assuming Institution offers its current employees.
(d) This Section 4.12 is for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other Person (including any former employee of the Failed Bank or any Subsidiary thereof or qualified beneficiary of such former employee). Nothing in this Section 4.12 is intended by the parties, or shall be construed, to give any Person (including any former employee of the Failed Bank or any Subsidiary thereof or qualified beneficiary of such former employee) other than the Corporation, the Receiver and the Assuming Institution any legal or equitable right, remedy or claim under or with respect to the provisions of this Section.
4.13 Agreement with Respect to Interim Asset Servicing. At any time after Bank Closing, the Receiver may establish on its books an asset pool(s) and may transfer to such asset pool(s) (by means of accounting entries on the books of the Receiver) all or any assets and liabilities of the Failed Bank which are not acquired by the Assuming Institution, including, without limitation, wholly unfunded Commitments and assets and liabilities which may be acquired, funded or originated by the Receiver subsequent to Bank Closing. The Receiver may remove assets (and liabilities) from or add assets (and liabilities) to such pool(s) at any time in its discretion. At the option of the Receiver, the Assuming Institution agrees to service, administer, and collect such pool assets in accordance with and for the term set forth in Exhibit 4.13 “Interim Asset Servicing Arrangement”.

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ARTICLE V
DUTIES WITH RESPECT TO DEPOSITORS OF THE FAILED BANK
5.1 Payment of Checks, Drafts and Orders. Subject to Section 9.5, the Assuming Institution agrees to pay all properly drawn checks, drafts and withdrawal orders of depositors of the Failed Bank presented for payment, whether drawn on the check or draft forms provided by the Failed Bank or by the Assuming Institution, to the extent that the Deposit balances to the credit of the respective makers or drawers assumed by the Assuming Institution under this Agreement are sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of conducting a banking business, the duties and obligations of the Failed Bank with respect to the Deposit balances due and owing to the depositors of the Failed Bank assumed by the Assuming Institution under this Agreement.
5.2 Certain Agreements Related to Deposits. Subject to Section 2.2, the Assuming Institution agrees to honor the terms and conditions of any written escrow or mortgage servicing agreement or other similar agreement relating to a Deposit liability assumed by the Assuming Institution pursuant to this Agreement.
5.3 Notice to Depositors.
(a) Within seven (7) days after Bank Closing, the Assuming Institution shall give notice by mail to each depositor of the Failed Bank of (i) the assumption of the Deposit liabilities of the Failed Bank, and (ii) the procedures to claim Deposits (the Receiver shall provide item (ii) to Assuming Institution). The Assuming Institution shall also publish notice of its assumption of the Deposit liabilities of the Failed Bank in a newspaper of general circulation in the county or counties in which the Failed Bank was located.
(b) Within seven (7) days after Bank Closing, the Assuming Institution shall give notices by mail to each depositor of the Failed Bank, as required under Section 2.2.
(c) If the Assuming Institution proposes to charge fees different from those fees formerly charged by the Failed Bank, the Assuming Institution shall include its fee schedule in its mailed notice.
(d) The Assuming Institution shall obtain approval of all notices and publications required by this Section 5.3 from counsel for the Receiver prior to mailing or publication.

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ARTICLE VI
RECORDS
6.1 Transfer of Records. In accordance with Sections 2.1 and 3.1, the Receiver assigns, transfers, conveys and delivers to the Assuming Institution, whether located on Bank Premises occupied or not occupied by the Assuming Institution or at any other location, any and all Records of the Failed Bank, other than the following:
(a) Records pertaining to former employees of the Failed Bank who were no longer employed by the Failed Bank as of Bank Closing and Records pertaining to employees of the Failed Bank who were employed by the Failed Bank as of Bank Closing and for whom the Receiver is unable to obtain a waiver to release such Records to the Assuming Institution;
(b) Records pertaining to (i) any asset or liability of the Failed Bank retained by the Receiver, or (ii) any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement; and
(c) Any other Records as determined by the Receiver.
6.2 Delivery of Assigned Records. The Receiver shall deliver to the Assuming Institution all Records described in Section 6.1 as soon as practicable on or after the date of this Agreement.
6.3 Preservation of Records. The Assuming Institution agrees that it will preserve and maintain for the joint benefit of the Receiver, the Corporation and the Assuming Institution, all Records of which it has custody for such period as either the Receiver or the Corporation in its discretion may require, until directed otherwise, in writing, by the Receiver or Corporation. The Assuming Institution shall have the primary responsibility to respond to subpoenas, discovery requests, and other similar official inquiries and customer requests for lien releases with respect to the Records of which it has custody. With respect to its obligations under this Section regarding Electronically Stored Information, the Assuming Institution will complete the Data Retention Catalog attached hereto as Schedule 6.3 and submit it to the Receiver for the Receiver’s approval of the Assuming Institution’s data retention plan.
6.4 Access to Records; Copies. The Assuming Institution agrees to permit the Receiver and the Corporation access to all Records of which the Assuming Institution has custody, and to use, inspect, make extracts from or request copies of any such Records in the manner and to the extent requested, and to duplicate, in the discretion of the Receiver or the Corporation, any Record pertaining to Deposit account relationships; provided, that in the event that the Failed Bank maintained one or more duplicate copies of such Records, the Assuming Institution hereby assigns, transfers, and conveys to the Corporation one such duplicate copy of each such Record without cost to the Corporation, and agrees to deliver to the Corporation all Records assigned and transferred to the Corporation under this Article VI as soon as practicable on or after the date of this Agreement. The party requesting a copy of any Record shall bear the cost (based on standard accepted industry charges to the extent applicable, as determined by the Receiver) for providing such duplicate Records. A copy of each Record requested shall be provided as soon as practicable by the party having custody thereof.

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ARTICLE VII
BID; INITIAL PAYMENT
The Assuming Institution has submitted to the Receiver an asset discount bid of $43,000,000.00 and a positive Deposit premium bid of 2%. The Deposit premium bid will be applied to the total of all Assumed Deposits except for brokered, CDARS, and any market place or similar subscription services Deposits set forth on Schedule 7. On the Payment Date, the Assuming Institution will pay to the Corporation, or the Corporation will pay to the Assuming Institution, as the case may be, the Initial Payment, together with interest on such amount (if the Payment Date is not the day following the day of Bank Closing) from and including the day following Bank Closing to and including the day preceding the Payment Date at the Settlement Interest Rate.
ARTICLE VIII
ADJUSTMENTS
8.1 Pro Forma Statement. It is understood that the determination of the Initial Payment is based on the Receiver’s best estimate of the Liabilities Assumed and the Assets at Bank Closing. The Receiver, as soon as practicable after Bank Closing, in accordance with the best information then available, shall provide to the Assuming Institution a pro forma statement reflecting any adjustments of such liabilities and assets as may be necessary. Such pro forma statement shall take into account, to the extent possible, (i) liabilities and assets of a nature similar to those contemplated by Section 2.1 or Section 3.1, respectively, which at Bank Closing were carried in the Failed Bank’s suspense accounts, (ii) accruals as of Bank Closing for all income related to the assets and business of the Failed Bank acquired by the Assuming Institution hereunder, whether or not such accruals were reflected on the Accounting Records of the Failed Bank in the normal course of its operations, and (iii) adjustments to determine the Book Value of any investment in a Subsidiary and related accounts on the “bank only” (unconsolidated) balance sheet of the Failed Bank based on the equity method of accounting, whether or not the Failed Bank used the equity method of accounting for investments in subsidiaries, except that the resulting amount cannot be less than the Subsidiary’s recorded equity as of Bank Closing as reflected on the Accounting Records of the Subsidiary. Any Loan purchased by the Assuming Institution pursuant to Section 3.1 which the Failed Bank charged off during the period beginning the day after the Bid Valuation Date to Bank Closing shall be deemed not to be charged off for the purposes of the pro forma statement, and the purchase price shall be determined pursuant to Section 3.2.

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8.2 Correction of Errors and Omissions; Other Liabilities.
(a) In the event any bookkeeping omissions or errors are discovered in preparing any pro forma statement or in completing the transfers and assumptions contemplated hereby, the parties hereto agree to correct such errors and omissions, it being understood that, as far as practicable, all adjustments will be made consistent with the judgments, methods, policies or accounting principles utilized by the Failed Bank in preparing and maintaining Accounting Records, except that adjustments made pursuant to this Section 8.2(a) are not intended to bring the Accounting Records of the Failed Bank into accordance with generally accepted accounting principles.
(b) If the Receiver discovers at any time subsequent to the date of this Agreement that any claim exists against the Failed Bank which is of such a nature that it would have been included in the liabilities assumed under Article II had the existence of such claim or the facts giving rise thereto been known as of Bank Closing, the Receiver may, in its discretion, at any time, require that such claim be assumed by the Assuming Institution in a manner consistent with the intent of this Agreement. The Receiver will make appropriate adjustments to the pro forma statement provided by the Receiver to the Assuming Institution pursuant to Section 8.1 as may be necessary.
8.3 Payments. The Receiver agrees to cause to be paid to the Assuming Institution, or the Assuming Institution agrees to pay to the Receiver, as the case may be, on the Settlement Date, a payment in an amount which reflects net adjustments (including any costs, expenses and fees associated with determinations of value as provided in this Agreement) made pursuant to Section 8.1 or Section 8.2, plus interest as provided in Section 8.4. The Receiver and the Assuming Institution agree to effect on the Settlement Date any further transfer of assets to or assumption of liabilities or claims by the Assuming Institution as may be necessary in accordance with Section 8.1 or Section 8.2.
8.4 Interest. Any amounts paid under Section 8.3 or Section 8.5, shall bear interest for the period from and including the day following Bank Closing to and including the day preceding the payment at the Settlement Interest Rate.
8.5 Subsequent Adjustments. In the event that the Assuming Institution or the Receiver discovers any errors or omissions as contemplated by Section 8.2 or any error with respect to the payment made under Section 8.3 after the Settlement Date, the Assuming Institution and the Receiver agree to promptly correct any such errors or omissions, make any payments and effect any transfers or assumptions as may be necessary to reflect any such correction plus interest as provided in Section 8.4.

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ARTICLE IX
CONTINUING COOPERATION
9.1 General Matters. The parties hereto agree that they will, in good faith and with their best efforts, cooperate with each other to carry out the transactions contemplated by this Agreement and to effect the purposes hereof.
9.2 Additional Title Documents. The Receiver, the Corporation and the Assuming Institution each agree, at any time, and from time to time, upon the request of any party hereto, to execute and deliver such additional instruments and documents of conveyance as shall be reasonably necessary to vest in the appropriate party its full legal or equitable title in and to the property transferred pursuant to this Agreement or to be transferred in accordance herewith. The Assuming Institution shall prepare such instruments and documents of conveyance (in form and substance satisfactory to the Receiver) as shall be necessary to vest title to the Assets in the Assuming Institution. The Assuming Institution shall be responsible for recording such instruments and documents of conveyance at its own expense.
9.3 Claims and Suits.
(a) The Receiver shall have the right, in its discretion, to (i) defend or settle any claim or suit against the Assuming Institution with respect to which the Receiver has indemnified the Assuming Institution in the same manner and to the same extent as provided in Article XII, and (ii) defend or settle any claim or suit against the Assuming Institution with respect to any Liability Assumed, which claim or suit may result in a loss to the Receiver arising out of or related to this Agreement, or which existed against the Failed Bank on or before Bank Closing. The exercise by the Receiver of any rights under this Section 9.3(a) shall not release the Assuming Institution with respect to any of its obligations under this Agreement.
(b) In the event any action at law or in equity shall be instituted by any Person against the Receiver and the Corporation as codefendants with respect to any asset of the Failed Bank retained or acquired pursuant to this Agreement by the Receiver, the Receiver agrees, at the request of the Corporation, to join with the Corporation in a petition to remove the action to the United States District Court for the proper district. The Receiver agrees to institute, with or without joinder of the Corporation as coplaintiff, any action with respect to any such retained or acquired asset or any matter connected therewith whenever notice requiring such action shall be given by the Corporation to the Receiver.
9.4 Payment of Deposits. In the event any depositor does not accept the obligation of the Assuming Institution to pay any Deposit liability of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement and asserts a claim against the Receiver for all or any portion of any such Deposit liability, the Assuming Institution agrees on demand to provide to the Receiver funds sufficient to pay such claim in an amount not in excess of the Deposit liability reflected on the books of the Assuming Institution at the time such claim is made. Upon payment by the Assuming Institution to the Receiver of such amount, the Assuming Institution shall be discharged from any further obligation under this Agreement to pay to any such depositor the amount of such Deposit liability paid to the Receiver.

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9.5 Withheld Payments. At any time, the Receiver or the Corporation may, in its discretion, determine that all or any portion of any deposit balance assumed by the Assuming Institution pursuant to this Agreement does not constitute a “Deposit” (or otherwise, in its discretion, determine that it is the best interest of the Receiver or Corporation to withhold all or any portion of any deposit), and may direct the Assuming Institution to withhold payment of all or any portion of any such deposit balance. Upon such direction, the Assuming Institution agrees to hold such deposit and not to make any payment of such deposit balance to or on behalf of the depositor, or to itself, whether by way of transfer, set-off, or otherwise. The Assuming Institution agrees to maintain the “withheld payment” status of any such deposit balance until directed in writing by the Receiver or the Corporation as to its disposition. At the direction of the Receiver or the Corporation, the Assuming Institution shall return all or any portion of such deposit balance to the Receiver or the Corporation, as appropriate, and thereupon the Assuming Institution shall be discharged from any further liability to such depositor with respect to such returned deposit balance. If such deposit balance has been paid to the depositor prior to a demand for return by the Corporation or the Receiver, and payment of such deposit balance had not been previously withheld pursuant to this Section, the Assuming Institution shall not be obligated to return such deposit balance to the Receiver or the Corporation. The Assuming Institution shall be obligated to reimburse the Corporation or the Receiver, as the case may be, for the amount of any deposit balance or portion thereof paid by the Assuming Institution in contravention of any previous direction to withhold payment of such deposit balance or return such deposit balance the payment of which was withheld pursuant to this Section.
9.6 Proceedings with Respect to Certain Assets and Liabilities.
(a) In connection with any investigation, proceeding or other matter with respect to any asset or liability of the Failed Bank retained by the Receiver, or any asset of the Failed Bank acquired by the Receiver pursuant to this Agreement, the Assuming Institution shall cooperate to the extent reasonably required by the Receiver.
(b) In addition to its obligations under Section 6.4, the Assuming Institution shall provide representatives of the Receiver access at reasonable times and locations without other limitation or qualification to (i) its directors, officers, employees and agents and those of the Subsidiaries acquired by the Assuming Institution, and (ii) its books and records, the books and records of such Subsidiaries and all Credit Files, and copies thereof. Copies of books, records and Credit Files shall be provided by the Assuming Institution as requested by the Receiver and the costs of duplication thereof shall be borne by the Receiver.
(c) Not later than ten (10) days after the Put Notice pursuant to Section 3.4 or the date of the notice of transfer of any Loan by the Assuming Institution to the Receiver pursuant to Section 3.6, the Assuming Institution shall deliver to the Receiver such documents with respect to such Loan as the Receiver may request, including without limitation the following: (i) all related Credit Documents (other than certificates, notices and other ancillary documents), (ii) a certificate setting forth the principal amount on the date of the transfer and the amount of interest, fees and other charges then accrued and unpaid thereon, and any restrictions on transfer to which any such Loan is subject, and (iii) all Credit Files, and all documents, microfiche, microfilm and computer records (including but not limited to magnetic tape, disc storage, card forms and printed copy) maintained by, owned by, or in the possession of the Assuming Institution or any Affiliate of the Assuming Institution relating to the transferred Loan.
9.7 Information. The Assuming Institution promptly shall provide to the Corporation such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement as the Corporation or the Receiver may request from time to time, and, at the request of the Receiver, make available employees of the Failed Bank employed or retained by the Assuming Institution to assist in preparation of the pro forma statement pursuant to Section 8.1.

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ARTICLE X
CONDITION PRECEDENT
The obligations of the parties to this Agreement are subject to the Receiver and the Corporation having received at or before Bank Closing evidence reasonably satisfactory to each of any necessary approval, waiver, or other action by any governmental authority, the board of directors of the Assuming Institution, or other third party, with respect to this Agreement and the transactions contemplated hereby, the closing of the Failed Bank and the appointment of the Receiver, the chartering of the Assuming Institution, and any agreements, documents, matters or proceedings contemplated hereby or thereby.
ARTICLE XI
REPRESENTATIONS AND WARRANTIES OF THE ASSUMING INSTITUTION
The Assuming Institution represents and warrants to the Corporation and the Receiver as follows:
(a) Corporate Existence and Authority. The Assuming Institution (i) is duly organized, validly existing and in good standing under the laws of its Chartering Authority and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (ii) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Assuming Institution has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby.
(b) Third Party Consents. No governmental authority or other third party consents (including but not limited to approvals, licenses, registrations or declarations) are required in connection with the execution, delivery or performance by the Assuming Institution of this Agreement, other than such consents as have been duly obtained and are in full force and effect.
(c) Execution and Enforceability. This Agreement has been duly executed and delivered by the Assuming Institution and when this Agreement has been duly authorized, executed and delivered by the Corporation and the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Institution, enforceable in accordance with its terms.
(d) Compliance with Law.
(i) Neither the Assuming Institution nor any of its Subsidiaries is in violation of any statute, regulation, order, decision, judgment or decree of, or any restriction imposed by, the United States of America, any State, municipality or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over the Assuming Institution or any of its Subsidiaries or any assets of any such Person, or any foreign government or agency thereof having such jurisdiction, with respect to the conduct of the business of the Assuming Institution or of any of its Subsidiaries, or the ownership of the properties of the Assuming Institution or any of its Subsidiaries, which, either individually or in the aggregate with all other such violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Institution or the ability of the Assuming Institution to perform, satisfy or observe any obligation or condition under this Agreement.

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(ii) Neither the execution and delivery nor the performance by the Assuming Institution of this Agreement will result in any violation by the Assuming Institution of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.
(e) Insured or Guaranteed Loans. If any Loans being transferred pursuant to this Agreement are insured or guaranteed by any department or agency of any governmental unit, federal, state or local, Assuming Institution represents that Assuming Institution has been approved by such agency and is an approved lender or mortgagee, as appropriate, if such approval is required. Assuming Institution further assumes full responsibility for determining whether or not such insurance or guarantees are in full force and effect on the date of this Agreement and with respect to those Loans whose insurance or guaranty is in full force and effect on the date of this Agreement, Assuming Institution assumes full responsibility for doing all things necessary to insure such insurance or guarantees remain in full force and effect. Assuming Institution agrees to assume all of the obligations under the contract(s) of insurance or guaranty, agrees to cooperate with the Receiver where necessary to complete forms required by the insuring or guaranteeing department or agency to effect or complete the transfer to Assuming Institution.
(f) Representations Remain True. The Assuming Institution represents and warrants that it has executed and delivered to the Corporation a Purchaser Eligibility Certification and Confidentiality Agreement and that all information provided and representations made by or on behalf of the Assuming Institution in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the Purchaser Eligibility Certification and Confidentiality Agreement (which are affirmed and ratified hereby) are and remain true and correct in all material respects and do not fail to state any fact required to make the information contained therein not misleading.
ARTICLE XII
INDEMNIFICATION
12.1 Indemnification of Indemnitees. From and after Bank Closing and subject to the limitations set forth in this Section and Section 12.6 and compliance by the Indemnitees with Section 12.2, the Receiver agrees to indemnify and hold harmless the Indemnitees against any and all costs, losses, liabilities, expenses (including attorneys’ fees) incurred prior to the assumption of defense by the Receiver pursuant to paragraph (d) of Section 12.2, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with claims against any Indemnitee based on liabilities of the Failed Bank that are not assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution for which indemnification is provided hereunder in (a) of this Section 12.1, subject to certain exclusions as provided in (b) of this Section 12.1:
(a)
(1) claims based on the rights of any shareholder or former shareholder as such of (x) the Failed Bank, or (y) any Subsidiary or Affiliate of the Failed Bank;

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(2) claims based on the rights of any creditor as such of the Failed Bank, or any creditor as such of any director, officer, employee or agent of the Failed Bank, with respect to any indebtedness or other obligation of the Failed Bank arising prior to Bank Closing;
(3) claims based on the rights of any present or former director, officer, employee or agent as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank;
(4) claims based on any action or inaction prior to Bank Closing of the Failed Bank, its directors, officers, employees or agents as such, or any Subsidiary or Affiliate of the Failed Bank, or the directors, officers, employees or agents as such of such Subsidiary or Affiliate;
(5) claims based on any malfeasance, misfeasance or nonfeasance of the Failed Bank, its directors, officers, employees or agents with respect to the trust business of the Failed Bank, if any;
(6) claims based on any failure or alleged failure (not in violation of law) by the Assuming Institution to continue to perform any service or activity previously performed by the Failed Bank which the Assuming Institution is not required to perform pursuant to this Agreement or which arise under any contract to which the Failed Bank was a party which the Assuming Institution elected not to assume in accordance with this Agreement and which neither the Assuming Institution nor any Subsidiary or Affiliate of the Assuming Institution has assumed subsequent to the execution hereof;
(7) claims arising from any action or inaction of any Indemnitee, including for purposes of this Section 12.1(a)(7) the former officers or employees of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank that is taken upon the specific written direction of the Corporation or the Receiver, other than any action or inaction taken in a manner constituting bad faith, gross negligence or willful misconduct; and
(8) claims based on the rights of any depositor of the Failed Bank whose deposit has been accorded “withheld payment” status and/or returned to the Receiver or Corporation in accordance with Section 9.5 and/or has become an “unclaimed deposit” or has been returned to the Corporation or the Receiver in accordance with Section 2.3;

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(b) provided, that, with respect to this Agreement, except for paragraphs (7) and (8) of Section 12.1(a), no indemnification will be provided under this Agreement for any:
(1) judgment or fine against, or any amount paid in settlement (without the written approval of the Receiver) by, any Indemnitee in connection with any action that seeks damages against any Indemnitee (a “counterclaim”) arising with respect to any Asset and based on any action or inaction of either the Failed Bank, its directors, officers, employees or agents as such prior to Bank Closing, unless any such judgment, fine or amount paid in settlement exceeds the greater of (i) the Repurchase Price of such Asset, or (ii) the monetary recovery sought on such Asset by the Assuming Institution in the cause of action from which the counterclaim arises; and in such event the Receiver will provide indemnification only in the amount of such excess; and no indemnification will be provided for any costs or expenses other than any costs or expenses (including attorneys’ fees) which, in the determination of the Receiver, have been actually and reasonably incurred by such Indemnitee in connection with the defense of any such counterclaim; and it is expressly agreed that the Receiver reserves the right to intervene, in its discretion, on its behalf and/or on behalf of the Receiver, in the defense of any such counterclaim;
(2) claims with respect to any liability or obligation of the Failed Bank that is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;
(3) claims with respect to any liability of the Failed Bank to any present or former employee as such of the Failed Bank or of any Subsidiary or Affiliate of the Failed Bank, which liability is expressly assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;
(4) claims based on the failure of any Indemnitee to seek recovery of damages from the Receiver for any claims based upon any action or inaction of the Failed Bank, its directors, officers, employees or agents as fiduciary, agent or custodian prior to Bank Closing;
(5) claims based on any violation or alleged violation by any Indemnitee of the antitrust, branching, banking or bank holding company or securities laws of the United States of America or any State thereof;
(6) claims based on the rights of any present or former creditor, customer, or supplier as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution;
(7) claims based on the rights of any present or former shareholder as such of the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution regardless of whether any such present or former shareholder is also a present or former shareholder of the Failed Bank;
(8) claims, if the Receiver determines that the effect of providing such indemnification would be to (i) expand or alter the provisions of any warranty or disclaimer thereof provided in Section 3.3 or any other provision of this Agreement, or (ii) create any warranty not expressly provided under this Agreement;

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(9) claims which could have been enforced against any Indemnitee had the Assuming Institution not entered into this Agreement;
(10) claims based on any liability for taxes or fees assessed with respect to the consummation of the transactions contemplated by this Agreement, including without limitation any subsequent transfer of any Assets or Liabilities Assumed to any Subsidiary or Affiliate of the Assuming Institution;
(11) except as expressly provided in this Article XII, claims based on any action or inaction of any Indemnitee, and nothing in this Agreement shall be construed to provide indemnification for (i) the Failed Bank, (ii) any Subsidiary or Affiliate of the Failed Bank, or (iii) any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates; provided, that the Receiver, in its discretion, may provide indemnification hereunder for any present or former director, officer, employee or agent of the Failed Bank or its Subsidiaries or Affiliates who is also or becomes a director, officer, employee or agent of the Assuming Institution or its Subsidiaries or Affiliates;
(12) claims or actions which constitute a breach by the Assuming Institution of the representations and warranties contained in Article XI;
(13) claims arising out of or relating to the condition of or generated by an Asset arising from or relating to the presence, storage or release of any hazardous or toxic substance, or any pollutant or contaminant, or condition of such Asset which violate any applicable Federal, State or local law or regulation concerning environmental protection; and
(14) claims based on, related to or arising from any asset, including a loan, acquired or liability assumed by the Assuming Institution, other than pursuant to this Agreement.
12.2 Conditions Precedent to Indemnification. It shall be a condition precedent to the obligation of the Receiver to indemnify any Person pursuant to this Article XII that such Person shall, with respect to any claim made or threatened against such Person for which such Person is or may be entitled to indemnification hereunder:
(a) give written notice to the Regional Counsel (Litigation Branch) of the Corporation in the manner and at the address provided in Section 13.7 of such claim as soon as practicable after such claim is made or threatened; provided, that notice must be given on or before the date which is six (6) years from the date of this Agreement;
(b) provide to the Receiver such information and cooperation with respect to such claim as the Receiver may reasonably require;
(c) cooperate and take all steps, as the Receiver may reasonably require, to preserve and protect any defense to such claim;

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(d) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Receiver the right, which the Receiver may exercise in its sole discretion, to conduct the investigation, control the defense and effect settlement of such claim, including without limitation the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, all of which shall be at the expense of the Receiver; provided, that the Receiver shall have notified the Person claiming indemnification in writing that such claim is a claim with respect to which the Person claiming indemnification is entitled to indemnification under this Article XII;
(e) not incur any costs or expenses in connection with any response or suit with respect to such claim, unless such costs or expenses were incurred upon the written direction of the Receiver; provided, that the Receiver shall not be obligated to reimburse the amount of any such costs or expenses unless such costs or expenses were incurred upon the written direction of the Receiver;
(f) not release or settle such claim or make any payment or admission with respect thereto, unless the Receiver consents in writing thereto, which consent shall not be unreasonably withheld; provided, that the Receiver shall not be obligated to reimburse the amount of any such settlement or payment unless such settlement or payment was effected upon the written direction of the Receiver; and
(g) take reasonable action as the Receiver may request in writing as necessary to preserve, protect or enforce the rights of the indemnified Person against any Primary Indemnitor.
12.3 No Additional Warranty. Nothing in this Article XII shall be construed or deemed to (i) expand or otherwise alter any warranty or disclaimer thereof provided under Section 3.3 or any other provision of this Agreement with respect to, among other matters, the title, value, collectibility, genuineness, enforceability or condition of any (x) Asset, or (y) asset of the Failed Bank purchased by the Assuming Institution subsequent to the execution of this Agreement by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, or (ii) create any warranty not expressly provided under this Agreement with respect thereto.
12.4 Indemnification of Receiver and Corporation. From and after Bank Closing, the Assuming Institution agrees to indemnify and hold harmless the Corporation and the Receiver and their respective directors, officers, employees and agents from and against any and all costs, losses, liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any of the following:
(a) claims based on any and all liabilities or obligations of the Failed Bank assumed by the Assuming Institution pursuant to this Agreement or subsequent to the execution hereof by the Assuming Institution or any Subsidiary or Affiliate of the Assuming Institution, whether or not any such liabilities subsequently are sold and/or transferred, other than any claim based upon any action or inaction of any Indemnitee as provided in paragraph (7) or (8) of Section 12.1(a); and

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(b) claims based on any act or omission of any Indemnitee (including but not limited to claims of any Person claiming any right or title by or through the Assuming Institution with respect to Assets transferred to the Receiver pursuant to Section 3.4 or 3.6), other than any action or inaction of any Indemnitee as provided in paragraph (7) or (8) of Section 12.1(a).
12.5 Obligations Supplemental. The obligations of the Receiver, and the Corporation as guarantor in accordance with Section 12.7, to provide indemnification under this Article XII are to supplement any amount payable by any Primary Indemnitor to the Person indemnified under this Article XII. Consistent with that intent, the Receiver agrees only to make payments pursuant to such indemnification to the extent not payable by a Primary Indemnitor. If the aggregate amount of payments by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, and all Primary Indemnitors with respect to any item of indemnification under this Article XII exceeds the amount payable with respect to such item, such Person being indemnified shall notify the Receiver thereof and, upon the request of the Receiver, shall promptly pay to the Receiver, or the Corporation as appropriate, the amount of the Receiver’s (or Corporation’s) payments to the extent of such excess.
12.6 Criminal Claims. Notwithstanding any provision of this Article XII to the contrary, in the event that any Person being indemnified under this Article XII shall become involved in any criminal action, suit or proceeding, whether judicial, administrative or investigative, the Receiver shall have no obligation hereunder to indemnify such Person for liability with respect to any criminal act or to the extent any costs or expenses are attributable to the defense against the allegation of any criminal act, unless (i) the Person is successful on the merits or otherwise in the defense against any such action, suit or proceeding, or (ii) such action, suit or proceeding is terminated without the imposition of liability on such Person.
12.7 Limited Guaranty of the Corporation. The Corporation hereby guarantees performance of the Receiver’s obligation to indemnify the Assuming Institution as set forth in this Article XII. It is a condition to the Corporation’s obligation hereunder that the Assuming Institution shall comply in all respects with the applicable provisions of this Article XII. The Corporation shall be liable hereunder only for such amounts, if any, as the Receiver is obligated to pay under the terms of this Article XII but shall fail to pay. Except as otherwise provided above in this Section 12.7, nothing in this Article XII is intended or shall be construed to create any liability or obligation on the part of the Corporation, the United States of America or any department or agency thereof under or with respect to this Article XII, or any provision hereof, it being the intention of the parties hereto that the obligations undertaken by the Receiver under this Article XII are the sole and exclusive responsibility of the Receiver and no other Person or entity.
12.8 Subrogation. Upon payment by the Receiver, or the Corporation as guarantor in accordance with Section 12.7, to any Indemnitee for any claims indemnified by the Receiver under this Article XII, the Receiver, or the Corporation as appropriate, shall become subrogated to all rights of the Indemnitee against any other Person to the extent of such payment.

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ARTICLE XIII
MISCELLANEOUS
13.1 Entire Agreement. This Agreement embodies the entire agreement of the parties hereto in relation to the subject matter herein and supersedes all prior understandings or agreements, oral or written, between the parties.
13.2 Headings. The headings and subheadings of the Table of Contents, Articles and Sections contained in this Agreement, except the terms identified for definition in Article I and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.
13.3 Counterparts. This Agreement may be executed in any number of counterparts and by the duly authorized representative of a different party hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
13.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MAIN OFFICE OF THE FAILED BANK IS LOCATED.
13.5 Successors. All terms and conditions of this Agreement shall be binding on the successors and assigns of the Receiver, the Corporation and the Assuming Institution. Except as otherwise specifically provided in this Agreement, nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the Receiver, the Corporation and the Assuming Institution any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained herein, it being the intention of the parties hereto that this Agreement, the obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole and exclusive benefit of the Receiver, the Corporation and the Assuming Institution and for the benefit of no other Person.
13.6 Modification; Assignment. No amendment or other modification, rescission, release, or assignment of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties hereto.
13.7 Notice. Any notice, request, demand, consent, approval or other communication to any party hereto shall be effective when received and shall be given in writing, and delivered in person against receipt therefore, or sent by certified mail, postage prepaid, courier service, telex, facsimile transmission or email to such party (with copies as indicated below) at its address set forth below or at such other address as it shall hereafter furnish in writing to the other parties. All such notices and other communications shall be deemed given on the date received by the addressee.

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Assuming Institution
Westamerica Bank
4550 Mangels Blvd.
Fairfield, California 94534-4082

Attention:	David L. Payne
Chairman, President & CEO

with a copy to:	“Robert” John A. Thorson
Chief Financial Officer
Receiver and Corporation
Federal Deposit Insurance Corporation
Receiver of Sonoma Valley Bank
40 Pacifica
Irvine, California 92618

Attention:	Settlement Agent

In addition, with respect to notices under Article 4.6:
cc:	Resolutions and Closings Manager, ORE Department
40 Pacifica
Irvine, California 92618

In addition, with respect to notice under Article XII:
cc:	Managing Counsel (WCTSO)
40 Pacifica
Irvine, California 92618
13.8 Manner of Payment. All payments due under this Agreement shall be in lawful money of the United States of America in immediately available funds as each party hereto may specify to the other parties; provided, that in the event the Receiver or the Corporation is obligated to make any payment hereunder in the amount of $25,000.00 or less, such payment may be made by check.
13.9 Costs, Fees and Expenses. Except as otherwise specifically provided herein, each party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel; provided, that the Assuming Institution shall pay all fees, costs and expenses (other than attorneys’ fees incurred by the Receiver) incurred in connection with the transfer to it of any Assets or Liabilities Assumed hereunder or in accordance herewith.

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13.10 Waiver. Each of the Receiver, the Corporation and the Assuming Institution may waive its respective rights, powers or privileges under this Agreement; provided, that such waiver shall be in writing; and further provided, that no failure or delay on the part of the Receiver, the Corporation or the Assuming Institution to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Receiver, the Corporation, or the Assuming Institution under this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.
13.11 Severability. If any provision of this Agreement is declared invalid or unenforceable, then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.
13.12 Term of Agreement. This Agreement shall continue in full force and effect until the sixth (6th) anniversary of Bank Closing; provided, that the provisions of Section 6.3 and 6.4 shall survive the expiration of the term of this Agreement. Provided, however, the receivership of the Failed Bank may be terminated prior to the expiration of the term of this Agreement; in such event, the guaranty of the Corporation, as provided in and in accordance with the provisions of Section 12.7 shall be in effect for the remainder of the term. Expiration of the term of this Agreement shall not affect any claim or liability of any party with respect to any (i) amount which is owing at the time of such expiration, regardless of when such amount becomes payable, and (ii) breach of this Agreement occurring prior to such expiration, regardless of when such breach is discovered.
13.13 Survival of Covenants, Etc. The covenants, representations, and warranties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF SONOMA VALLEY BANK, SONOMA, CALIFORNIA

	BY:	/s/ Terry Knapper

TERRY KNAPPER
Receiver-In-Charge

Attest:

FEDERAL DEPOSIT INSURANCE CORPORATION

	BY:	/s/ Terry Knapper

TERRY KNAPPER
Attorney-In-Fact

Attest:

WESTAMERICA BANK

	BY:	/s/ “Robert” John A. Thorson

“Robert” John A. Thorson
Chief Financial Officer

Attest:

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SCHEDULE 2.1(a) — Excluded Deposit Liability Accounts
Sonoma Valley Bank
Sonoma, CA
Sonoma Valley Bank reported no deposits associated with the Depository Organization (DO) Cede & Co as Nominee for DTC as of May 28, 2010. If such DO funds exist at bank closing, they will not pass to the Assuming Institution and will be excluded from the transaction as described in section 2.1 (a) of the P&A Agreement. A schedule will be updated post-closing with data as of the actual bank closing date if such DO accounts are found to exist at that time.

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SCHEDULE 3.2 — Purchase Price of Assets or assets

(a)	cash and receivables from depository institutions, including cash items in the process of collection, plus interest thereon:	Book Value

(b)	securities (exclusive of the capital stock of Acquired Subsidiaries), plus interest thereon:	As provided in Section 3.2(b)

(c)	federal funds sold and repurchase agreements, if any, including interest thereon:	Book Value

(d)	Loans:	Book Value

(e)	Other Real Estate	Book Value

(f)	credit card business, if any:	Book Value

(g)	Safe Deposit Boxes and related business, safekeeping business and trust business, if any:	Book Value

(h)	boats, motor vehicles, aircraft, trailers, fire arms, and repossessed collateral	Book Value

(i)	Records and other documents:	Book Value

(j)	capital stock of any Acquired Subsidiaries and FRB stock and FHLB stock:	Book Value

(k)	amounts owed to the Failed Bank by any Acquired Subsidiary:	Book Value

(l)	assets securing Deposits of public money, to the extent not otherwise purchased hereunder:	Book Value

(m)	Overdrafts of customers:	Book Value

(n)	rights, if any, with respect to Qualified Financial Contracts.	As provided in Section 3.2(c)

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(o)	rights of the Failed Bank to provide mortgage servicing for others and to have mortgage servicing provided to the Failed Bank by others and related contracts.	Book Value

(p)	Personal Computers	Fair Market Value
assets subject to an option to purchase:

(a)	Bank Premises:	Fair Market Value

(b)	Furniture and Equipment:	Fair Market Value

(c)	Fixtures:	Fair Market Value

(d)	Other Equipment:	Fair Market Value

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SCHEDULE 3.5(l) — Excluded Securities
SONOMA VALLEY BANK SECURITIES PORTFOLIO
Attachment to Schedule 3.51

		ORIGINAL			PRC
CUSIP	DESCRIPTION	FACE/PAR	BOOK VALUE	FTID PRC	DATE	TYP2TXT
012086BA1	ALBANY CALIF GO BDS	$200,000.00	$200,000.00	103.15400	20100610	Unlimited General Obligation
177495AN8	CITRUS HEIGHTS CALIF WTR DIST COPS	$70,000.00	$70,257.40	100.85200	20100610	Lease — Rent
194281BK6	COLLEGE OF THE SEQUOIAS CMNTY REF COP	$130,000.00	$130,447.89	103.16700	20100610	Lease — Rent
214831HY8	COOK CNTY ILL SCH DIST NO 135 GO BDS	$655,000.00	$654,999.66	102.01700	20100610	Unlimited General Obligation
227147JJ5	CROMWELL CONN G.O BDS	$135,000.00	$135,373.06	103.28500	20100610	Unlimited General Obligation
413198AP7	HARMONY CALIF UN SCH DIST G.O. BDS	$85,000.00	$85,000.00	100.27000	20100610	Unlimited General Obligation
477448CW2	JIM HOGG CNTY TEX INDPT SCH DI G O REF B	$435,000.00	$435,000.00	103.00400	20100610	Unlimited General Obligation
506025CW3	LAFAYETTE CALIF REDEV AGY TAX TAX ALLOC	$500,000.00	$495,134.14	103.34900	20100610	Tax allocation/increment
696636AJ8	PALM DRIVE HEALTH CARE DIST CA G.O. BDS	$50,000.00	$51,055.39	100.27600	20100610	Unlimited General Obligation
736845AQ1	PORTLAND TEX SALES TAX REV REV BDS	$190,000.00	$190,000,00	100.74300	20100610	Sales/Excise Tax
777391AJ2	ROSELAND CALIF SCH DIST CTFS P CTFS OF P	$105,000.00	$105,000.00	103.68100	20100610	Lease — Rent
777391AK9	ROSELAND CALIF SCH DIST CTFS P CTFS OF P	$110,000.00	$110,000.00	102.90200	20100610	Lease — Rent
80641LAK6	SCHELL-VISTA FIRE PROTN DIST C CMNTY FAC	$45,000.00	$44,990.73	100.82500	20100610	Special Assessment
80641LAL4	SCHELL-VISTA FIRE PROTN DIST C CMNTY FAC	$50,000.00	$49,970.67	100.80200	20100610	Special Assessment
80641LAM2	SCHELL-VISTA FIRE PROTN DIST C CMNTY FAC	$55,000.00	$54,946.44	100.77000	20100610	Special Assessment
812880AS1	SEBASTOPOL CALIF UN SCH DIST G.O REF B	$50,000.00	$50,015.33	100.40100	20100610	Unlimited General Obligation
	Total	$2,865,000.00	$2,862,190.71

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SCHEDULE 6.3 — Data Retention Catalog

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SCHEDULE 7
Accounts Excluded from Calculation of Deposit Franchise Bid Premium
Sonoma Valley Bank
Sonoma, CA
The accounts identified below will pass to the Assuming Institution (unless otherwise noted in subsequent amendments to the P&A agreement). When calculating the premium to be paid on Assumed Deposits in a P&A transaction, the FDIC will exclude the following categories of deposit accounts:

Category	Description	Amount
I	Non- DO Brokered Deposits	$0
II	CDARS	$1,155,784
III	Market Place Deposits (e.g. QuickRate/Bank Internet CD’s)	$0

	Total deposits excluded from Calculation of premium	$1,155,784

Category Description
I Brokered Deposits
Brokered deposit accounts are accounts for which the “depositor of record” is an agent, nominee, or custodian who deposits funds for a principal or principals to whom “pass-through” deposit insurance coverage may be extended. The FDIC separates brokered deposit accounts into 2 categories: 1) Depository Organization (DO) Brokered Deposits and 2) Non-Depository Organization (Non-DO) Brokered Deposits. This distinction is made by the FDIC to facilitate our role as Receiver and Insurer. These terms will not appear on other “brokered deposit” reports generated by the institution.
Non-DO Brokered Deposits pass to the Assuming Bank, but are excluded from Assumed Deposits when the deposit premium is calculated.
DO Brokered Deposits (Cede & Co as Nominee for DTC), are typically excluded from Assumed Deposits in the P&A transaction. If, however, the terms of a particular transaction are altered and the DO Brokered Deposits pass to the Assuming Bank, they will similarly not be included in Assumed Deposits for purposes of calculating the deposit premium.
II CDARS
CDARS deposits pass to the Assuming Bank, but are excluded from Assumed Deposits when the deposit premium is calculated.
Sonoma Valley Bank did participate in the CDARS program as of the date of the deposit download and did report CDARS deposits.
III Market Place Deposits
“Market Place Deposits” is a description given to deposits that may have been solicited via a money desk, internet subscription service (for example, QwickRate), or similar programs.
Sonoma Valley Bank did not report QwickRate and similar deposits as identified above. A list will be updated post-closing with balances, if they are later found to exist as of the bank closing date.

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EXHIBIT 2.3A
FINAL NOTICE LETTER
FINAL LEGAL NOTICE
Claiming Requirements for Deposits
Under 12 U.S.C. 1822(e)
[Date]
[Name of Unclaimed Depositor]
[Address of Unclaimed Depositor]
[Anytown, USA]

Subject:	[XXXXX — Name of Bank]
[City, State] — In Receivership
Dear [Sir/Madam]:
As you may know, on [Date: Closing Date], the [Name of Bank (“The Bank”)] was closed and the Federal Deposit Insurance Corporation (“FDIC”) transferred [The Bank’s] accounts to [Name of Acquiring Institution].
According to federal law under 12 U.S.C., 1822(e), on [Date: eighteen months from the Closing Date], [Name of Acquiring Institution] must transfer the funds in your account(s) back to the FDIC if you have not claimed your account(s) with [Name of Acquiring Institution]. Based on the records recently supplied to us by [Name of Acquiring Institution], your account(s) currently fall into this category.
This letter is your formal Legal Notice that you have until [Date: eighteen months from the Closing Date], to claim or arrange to continue your account(s) with [Name of Acquiring Institution]. There are several ways that you can claim your account(s) at [Name of Acquiring Institution]. It is only necessary for you to take any one of the following actions in order for your account(s) at [Name of Acquiring Institution] to be deemed claimed. In addition, if you have more than one account, your claim to one account will automatically claim all accounts:
1.	Write to [Name of Acquiring Institution] and notify them that you wish to keep your account(s) active with them. Please be sure to include the name of the account(s), the account number(s), the signature of an authorized signer on the account(s), name, and address. [Name of Acquiring Institution] address is:
[123 Main Street
Anytown, USA]
2.	Execute a new signature card on your account(s), enter into a new deposit agreement with [Name of Acquiring Institution], change the ownership on your account(s), or renegotiate the terms of your certificate of deposit account(s) (if any).

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3.	Provide [Name of Acquiring Institution] with a change of address form.
4.	Make a deposit to or withdrawal from your account(s). This includes writing a check on any account or having an automatic direct deposit credited to or an automatic withdrawal debited from an account.
If you do not want to continue your account(s) with [Name of Acquiring Institution] for any reason, you can withdraw your funds and close your account(s). Withdrawing funds from one or more of your account(s) satisfies the federal law claiming requirement. If you have time deposits, such as certificates of deposit, [Name of Acquiring Institution] can advise you how to withdraw them without being charged an interest penalty for early withdrawal.
If you do not claim ownership of your account(s) at [Name of Acquiring Institution by Date: eighteen months from the Closing Date] federal law requires [Name of Acquiring Institution] to return your deposits to the FDIC, which will deliver them as unclaimed property to the State indicated in your address in the Failed Institution’s records. If your address is outside of the United States, the FDIC will deliver the deposits to the State in which the Failed Institution had its main office. 12 U.S.C. § 1822(e). If the State accepts custody of your deposits, you will have 10 years from the date of delivery to claim your deposits from the State. After 10 years you will be permanently barred from claiming your deposits. However, if the State refuses to take custody of your deposits, you will be able to claim them from the FDIC until the receivership is terminated. If you have not claimed your insured deposits before the receivership is terminated, and a receivership may be terminated at any time, all of your rights in those deposits will be barred.
If you have any questions or concerns about these items, please contact [Bank Employee] at [Name of Acquiring Institution] by phone at [(XXX) XXX-XXXX].

Sincerely,

[Name of Claims Specialist]
[Title]

Module 4 — Whole Bank — P&A	Sonoma Valley Bank
Version 2.04	Sonoma, California
July 16, 2010

EXHIBIT 2.3B
AFFIDAVIT OF MAILING
AFFIDAVIT OF MAILING
State of
COUNTY OF
I am employed as a [Title of Office] by the [Name of Acquiring Institution].
This will attest that on [Date of mailing], I caused a true and correct copy of the Final Legal Notice, attached hereto, to owners of unclaimed deposits of [Name of Failed Bank], City, State, to be prepared for deposit in the mail of the United States of America on behalf of the Federal Deposit Insurance Corporation. A list of depositors to whom the notice was mailed is attached. This notice was mailed to the depositor’s last address as reflected on the books and records of the [Name of Failed Bank] as of the date of failure.

[Name]
[Title of Office]
[Name of Acquiring Institution]
Subscribed and sworn to before me this _______day of [Month, Year].
My commission expires:

[Name], Notary Public

Module 4 — Whole Bank — P&A	Sonoma Valley Bank
Version 2.04	Sonoma, California
July 16, 2010

EXHIBIT 3.2(c) — VALUATION OF CERTAIN
QUALIFIED FINANCIAL CONTRACTS
A.	Scope
Interest Rate Contracts — All interest rate swaps, forward rate agreements, interest rate futures, caps, collars and floors, whether purchased or written.

Option Contracts — All put and call option contracts, whether purchased or written, on marketable securities, financial futures, foreign currencies, foreign exchange or foreign exchange futures contracts.

Foreign Exchange Contracts — All contracts for future purchase or sale of foreign currencies, foreign currency or cross currency swap contracts, or foreign exchange futures contracts.
B.	Exclusions
All financial contracts used to hedge assets and liabilities that are acquired by the Assuming Institution but are not subject to adjustment from Book Value.
C.	Adjustment
The difference between the Book Value and market value as of Bank Closing.
D.	Methodology
1.	The price at which the Assuming Institution sells or disposes of Qualified Financial Contracts will be deemed to be the fair market value of such contracts, if such sale or disposition occurs at prevailing market rates within a predefined timetable as agreed upon by the Assuming Institution and the Receiver.
2.	In valuing all other Qualified Financial Contracts, the following principles will apply:
(i)	All known cash flows under swaps or forward exchange contracts shall be present valued to the swap zero coupon interest rate curve.
(ii)	All valuations shall employ prices and interest rates based on the actual frequency of rate reset or payment.

Module 4 — Whole Bank — P&A	Sonoma Valley Bank
Version 2.04	Sonoma, California
July 16, 2010

(iii)	Each tranche of amortizing contracts shall be separately valued. The total value of such amortizing contract shall be the sum of the values of its component tranches.
(iv)	For regularly traded contracts, valuations shall be at the midpoint of the bid and ask prices quoted by customary sources (e.g., The Wall Street Journal, Telerate, Reuters or other similar source) or regularly traded exchanges.
(v)	For all other Qualified Financial Contracts where published market quotes are unavailable, the adjusted price shall be the average of the bid and ask price quotes from three (3) securities dealers acceptable to the Receiver and Assuming Institution as of Bank Closing. If quotes from securities dealers cannot be obtained, an appraiser acceptable to the Receiver and the Assuming Institution will perform a valuation based on modeling, correlation analysis, interpolation or other techniques, as appropriate.

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Version 2.04	Sonoma, California
July 16, 2010

EXHIBIT 4.13
INTERIM ASSET SERVICING ARRANGEMENT
(a) With respect to each asset (or liability) designated from time to time by the Receiver to be serviced by the Assuming Institution pursuant to this Arrangement, including any Assets sold by the Receiver but with respect to which the Receiver has an obligation to service or provide servicing support. (such being designated as “Pool Assets”), during the term of this Arrangement, the Assuming Institution shall:
(i) Promptly apply payments received with respect to any Pool Assets;
(ii) Reverse and return insufficient funds checks;
(iii) Pay (A) participation payments to participants in Loans, as and when received; and (B) tax and insurance bills on Pool Assets as they come due, out of escrow funds maintained for purposes;
(iv) Maintain accurate records reflecting (A) the payment history of Pool Assets, with updated information received concerning changes in the address or identity of the obligors and (B) usage of data processing equipment and employee services with respect to servicing duties;
(v) Send billing statements to obligors on Pool Assets to the extent that such statements were sent by the Failed Bank;
(vi) Send notices to obligors who are in default on Loans (in the same manner as the Failed Bank);
(vii) Send to the Receiver, Attn: Managing Liquidator, at the address provided in Section 13.7 of the Agreement, or to such other person at such address as the Receiver may designate, via overnight delivery: (A) on a weekly basis, weekly reports for the Pool Assets, including, without limitation, reports reflecting collections and the trial balances, transaction journals and loan histories for Pool Assets having activity, together with copies of (1) checks received, (2) insufficient funds checks returned, (3) checks for payment to participants or for taxes and insurance, (4) pay-off requests, (5) notices to defaulted obligors, and (6) data processing and employee logs and (B) any other reports, copies or information as may be periodically or from time to time requested;
(viii) Remit on a weekly basis to the Receiver, Attn: Division of Finance, Cashier Unit, Operations, at the address in (vii), via wire transfer to the account designated by the Receiver, or to such other person at such address and/or account as the Receiver may designate, all payments received on Pool Assets managed by the Assuming Institution or at such time and place and in such manner as may be directed by the Receiver;

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(ix) prepare and timely file all information reports with appropriate tax authorities, and, if required by the Receiver, prepare and file tax returns and pay taxes due on or before the due date, relating to the Pool Assets; and
(x) provide and furnish such other services, operations or functions as may be required with regard to Pool Assets, including, without limitation, as may be required with regard to any business, enterprise or agreement which is a Pool Asset, all as may be required by the Receiver.
Notwithstanding anything to the contrary in this Section, the Assuming Institution shall not be required to initiate litigation or other collection proceedings against any obligor or any collateral with respect to any defaulted Loan. The Assuming Institution shall promptly notify the Receiver, at the address provided above in subparagraph (a)(vii), of any claims or legal actions regarding any Pool Asset.
(b) The Receiver agrees to reimburse the Assuming Institution for actual, reasonable and necessary expenses incurred in connection with the performance of duties pursuant to this Arrangement, including expenses of photocopying, postage and express mail, and data processing and employee services (based upon the number of hours spent performing servicing duties).
(c) The Assuming Bank shall provide the services described herein for a period of up to three hundred sixty-five (365) days after Bank Closing.
(d) At any time during the term of this Arrangement, the Receiver may, upon written notice to the Assuming Institution, remove one or more Pool Assets from the Pool, at which time the Assuming Institution’s responsibility with respect thereto shall terminate.
(e) At the expiration of this Agreement or upon the termination of the Assuming Institution’s responsibility with respect to any Pool Asset pursuant to paragraph (d) hereof, the Assuming Institution shall:
(i) deliver to the Receiver (or its designee) all of the Credit Documents and Pool Records relating to the Pool Assets; and
(ii) cooperate with the Receiver to facilitate the orderly transition of managing the Pool Assets to the Receiver (or its designee).
(f) At the request of the Receiver, the Assuming Institution shall perform such transitional services with regard to the Pool Assets as the Receiver may request. Transitional services may include, without limitation, assisting in any due diligence process deemed necessary by the Receiver and providing to the Receiver or its designee(s) (x) information and data regarding the Pool Assets, including, without limitation, system reports and data downloads sufficient to transfer the Pool Assets to another system or systems, and (y) access to employees of the Assuming Institution involved in the management of, or otherwise familiar with, the Pool Assets.;

Module 4 — Whole Bank — P&A	Sonoma Valley Bank
Version 2.04	Sonoma, California
July 16, 2010